                                                                     EXHIBIT 2.2

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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               ADAC LABORATORIES,

                              UGM LABORATORY, INC.

                            AND CERTAIN OTHER PARTIES

                               SEPTEMBER 13, 1999

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

                                TABLE OF CONTENTS

                                                                                                                   PAGE
                                                                                                                   ----
1.       DESCRIPTION OF TRANSACTION...................................................................................1

         1.1      Merger of Sub into the Company......................................................................1
         1.2      Effect of the Merger................................................................................1
         1.3      Closing; Effective Time.............................................................................1
         1.4      Articles of Incorporation and Bylaws; Directors and Officers........................................2
         1.5      Conversion of Securities............................................................................2
         1.6      Merger Consideration................................................................................3
         1.7      No Further Ownership Rights in Capital Stock of the Company.........................................3
         1.8      Surrender of Certificates...........................................................................3
         1.9      Dissenting Shares...................................................................................4
         1.10     Further Action......................................................................................4
         1.11     Shareholders' Representative........................................................................4

2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS...........................................5

         2.1      Organization; Subsidiaries..........................................................................5
         2.2      Articles of Incorporation and Bylaws; Records.......................................................5
         2.3      Capitalization......................................................................................6
         2.4      Financial Statements; Absence of Liabilities........................................................7
         2.5      Absence of Certain Changes or Events................................................................7
         2.6      Title to Assets.....................................................................................9
         2.7      Bank Accounts; Receivables; Customers..............................................................10
         2.8      Intellectual Property..............................................................................11
         2.9      Contracts..........................................................................................15
         2.10     Compliance with Legal Requirements.................................................................17
         2.11     Governmental Authorizations; Regulatory Matters; Government Consents; No Conflicts.................18
         2.12     Tax Matters........................................................................................20
         2.13     Employee and Labor Matters; Benefit Plans..........................................................21
         2.14     Litigation and Claims..............................................................................25
         2.15     Environmental Matters..............................................................................25
         2.16     Sale of Products; Performance of Services..........................................................26
         2.17     Insurance..........................................................................................26
         2.18     Complete Copies of Materials.......................................................................26
         2.19     Related Party Transactions.........................................................................27
         2.20     Financial Advisor..................................................................................27
         2.21     Enforceability.....................................................................................27

                                        -i-


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                                TABLE OF CONTENTS
                                   (CONTINUED)

         2.22     Governmental Consents; No Conflicts................................................................27
         2.23     Full Disclosure....................................................................................28
         2.24     HSR Act............................................................................................29
         2.25     Year 2000..........................................................................................29

3.       REPRESENTATIONS AND WARRANTIES OF ADAC AND SUB..............................................................29

         3.1      Authority; Binding Nature of Agreement.............................................................29
         3.2      Financial Advisor..................................................................................29

4.       CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME; ADDITIONAL AGREEMENTS.....................................30

         4.1      Information and Access.............................................................................30
         4.2      Conduct of Business of the Company.................................................................31
         4.3      Notification; Updates to Disclosure Schedule.......................................................32
         4.4      FIRPTA Compliance..................................................................................33
         4.5      Negotiation With Others............................................................................33
         4.6      Regulatory Approvals...............................................................................34
         4.7      Additional Agreements..............................................................................34
         4.8      Company Shareholder Approval.......................................................................34
         4.9      Public Announcements...............................................................................35
         4.10     Taxes..............................................................................................35
         4.11     Employee Plans.....................................................................................35

5.       CONDITIONS PRECEDENT TO OBLIGATIONS OF ADAC AND SUB.........................................................36

         5.1      Representations and Warranties Accurate............................................................36
         5.2      Compliance With Covenants..........................................................................36
         5.3      Shareholder Approval...............................................................................36
         5.4      Consents...........................................................................................36
         5.5      Agreements and Documents...........................................................................36
         5.6      Employees..........................................................................................37
         5.7      No Material Adverse Effect.........................................................................37
         5.8      No Restraints......................................................................................37
         5.9      No Legal Proceedings...............................................................................37
         5.10     Confidentiality and Nondisclosure Agreements.......................................................37
         5.11     Dissenters.........................................................................................37
         5.12     Governmental and Regulatory Approvals..............................................................37
         5.13     Closing of UGM Medical Systems, Inc................................................................37
         5.14     Corporate Documents................................................................................38
         5.15     Termination of 40l(k) Plan and Simplified Employee Pension Plan....................................38
         5.16     Assignments........................................................................................38

                                        -ii-


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                                TABLE OF CONTENTS
                                   (CONTINUED)



6.       CONDITIONS PRECEDENT TO THE COMPANY'S AND THE SHAREHOLDERS' OBLIGATIONS.....................................38

         6.1      Representations and Warranties Accurate............................................................38
         6.2      Compliance With Covenants..........................................................................38
         6.3      Certificate........................................................................................38
         6.4      No Restraints......................................................................................38

7.       TERMINATION OF AGREEMENT....................................................................................39

         7.1      Termination........................................................................................39
         7.2      Effect of Termination..............................................................................39
         7.3      Fees and Expenses..................................................................................40

8.       MISCELLANEOUS...............................................................................................40

         8.1      Non-Compete........................................................................................40
         8.2      Tax Matters........................................................................................41
         8.3      Amendment..........................................................................................42
         8.4      Waiver.............................................................................................42
         8.5      Survival of Representations and Warranties.........................................................43
         8.6      Severability.......................................................................................43
         8.7      Entire Agreement; Counterparts; Applicable Law.....................................................43
         8.8      Assignability......................................................................................44
         8.9      Notices............................................................................................44
         8.10     Cooperation........................................................................................45
         8.11     Confidentiality....................................................................................45
         8.12     Certain Terms......................................................................................46
         8.13     Titles.............................................................................................48
         8.14     Articles, Sections and Exhibits....................................................................48
         8.15     Mutual Drafting....................................................................................48
         8.16     Further Representations............................................................................48
         8.17     Arbitration........................................................................................48


                                        -iii-


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                                TABLE OF CONTENTS
                                   (CONTINUED)



SCHEDULES

       I      ......................................................................................................I-1

EXHIBITS

       A      Form of Plan of Merger................................................................................A-1
       B      Form of Assignment....................................................................................B-1

                                        -iv-

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made and entered into as of September 13, 1999, by and among ADAC Laboratories, a California corporation ("ADAC"); UGML Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of ADAC ("SUB"); UGM Laboratory, Inc., a Pennsylvania corporation (the "COMPANY"); and the shareholders of the Company listed on Schedule I (collectively, the "SHAREHOLDERS"). Certain capitalized terms used in this Agreement are defined in Section 8.12 below.

                                   BACKGROUND

         A. ADAC, Sub and the Company intend to effect a merger of Sub into the Company in accordance with this Agreement and the laws of the States of Delaware and Pennsylvania (the "MERGER"). Upon consummation of the Merger, Sub will merge into the Company and the separate existence of Sub will cease, and the Company will become a wholly owned subsidiary of ADAC.

         B. As of the Closing Date (as defined below), the shareholders of the Company will own a total of 2,316 shares of the Company's voting common stock, $2.00 par value per share (the "COMPANY COMMON STOCK"), comprising all of the outstanding shares of the Company.

                                    AGREEMENT

         ADAC, Sub, the Company and the Shareholders agree as follows:

1.       DESCRIPTION OF TRANSACTION

         1.1 MERGER OF SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement and in the Plan of Merger attached as EXHIBIT A (the "PLAN OF MERGER"), at the Effective Time (as defined in
Section 1.3), Sub shall be merged into the Company and the separate existence of Sub shall cease. The Company shall be the surviving corporation in the Merger (the "SURVIVING CORPORATION").

         1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement, the Plan of Merger, the applicable provisions of the Delaware General Corporation Law (the "DGCL") and the applicable provisions of the Pennsylvania General Corporation Law (the "PGCL"). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

         1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati,

650 Page Mill Road, Palo Alto, California on the date on which each of the conditions set forth in Articles 5 and 6 has been fulfilled or waived or on such other date as may be jointly designated by ADAC and the Company (the "CLOSING DATE"). As soon as practicable after the Closing, a properly executed certificate of merger conforming to the requirements of the DGCL shall be filed with the Delaware Secretary of State and the Plan of Merger and articles of merger conforming to the requirements of the PGCL shall be filed with the Pennsylvania Secretary of State. The Merger shall become effective at the time the certificate of merger is filed with the Delaware Secretary of State and the Plan of Merger and articles of merger are filed with the Pennsylvania Secretary of State (the "EFFECTIVE TIME").

         1.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. The Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended. The Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended. The officers and directors of Sub shall be the officers and directors of the Surviving Corporation until their respective successors are elected and qualified.

         1.5 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of ADAC, the Company, Sub or any Shareholders, the shares of capital stock of each of Sub and the Company shall be converted as follows:

                  (a) CAPITAL STOCK OF SUB. Each share of the common stock, no par value per share, of Sub outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation.

                  (b) CANCELLATION OF CERTAIN SHARES OF CAPITAL STOCK OF THE COMPANY. Each share of Company Common Stock owned by ADAC, Sub, the Company or any direct or indirect wholly-owned subsidiary of ADAC or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

                  (c) CONVERSION OF CAPITAL STOCK OF THE COMPANY. Each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than shares to be canceled pursuant to Section 1.5(b)) shall automatically be canceled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive at the time and in the amounts described in this Agreement an amount of cash equal to (x) the Aggregate Consideration (as defined in Section 1.6 below) DIVIDED BY (y) the number of shares (including without limitation shares issuable upon exercise of outstanding options and warrants) of Company Common Stock outstanding immediately prior to the Effective Time (other than shares to be canceled pursuant to Section 1.5(b)). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive cash to be paid in consideration therefor upon the surrender of such certificate in accordance with Section 1.8 below.

         1.6 MERGER CONSIDERATION. The aggregate consideration to be paid by ADAC pursuant to the Merger is SIX MILLION DOLLARS (U.S.$6,000,000) (the "AGGREGATE CONSIDERATION"), and shall not exceed such amount.

         1.7 NO FURTHER OWNERSHIP RIGHTS IN CAPITAL STOCK OF THE COMPANY. At the Effective Time, holders of certificates representing shares of Company Common Stock shall cease to have any rights as shareholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall thereafter be made on such stock transfer books. If, after the Effective Time, a valid certificate previously representing any of such shares of Company Stock (a "Company Stock Certificate") is presented to ADAC, such Company Stock Certificate shall be canceled and exchanged as provided in
Section 1.8.

         1.8  SURRENDER OF CERTIFICATES.

                  (a) At or as soon as practicable after the Effective Time, ADAC will provide or mail to the holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as ADAC may reasonably require and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for cash consideration as provided in this Agreement. Upon surrender of a Company Stock Certificate to ADAC for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by ADAC, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor the cash consideration, in immediately available funds, that such holder has the right to receive pursuant to the provisions of this Article 1, and the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.8, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender cash consideration as contemplated by this Article 1.

                  (b) ADAC shall not be liable to any holder or former holder of shares of Company Common Stock with respect to any cash amounts issuable pursuant to this Article 1 which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (c) In the event any certificate evidencing shares of Company Common Stock shall have been mutilated, lost, stolen or destroyed, ADAC shall make payment in exchange for such mutilated certificate or with respect to such lost, stolen or destroyed certificate, in each case upon the making of an affidavit of that fact by the holder thereof, of such cash as may be required pursuant to this Article 1; PROVIDED, HOWEVER, that ADAC may, in its discretion and as a condition precedent to payment with respect to such mutilated, lost, stolen or destroyed certificate, require the owner of such mutilated, lost, stolen or destroyed certificate to deliver a bond in such sum as ADAC may reasonably direct as indemnity against any claim that may be made against ADAC with respect to the certificate alleged to have been mutilated, lost, stolen or destroyed.

         1.9 DISSENTING SHARES. Notwithstanding anything to the contrary contained in this Agreement, holders of any shares of Company Common Stock that are outstanding immediately prior to the Effective Time who did not vote in favor of the Merger and who complied with the applicable provisions of the PGCL ("Dissenting Shareholders") shall be entitled only to such rights as may be granted to such holder in the PGCL. From and after the Effective Time, a Dissenting Shareholder shall not have and shall not be entitled to exercise any of the voting rights or other rights of a shareholder of the Surviving Corporation. If any Dissenting Shareholder shall fail to perfect or shall waive, rescind, withdraw or otherwise lose such holder's right of appraisal under the PGCL, then such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) such consideration as provided by Section 1.5(c). The Company (i) shall give ADAC prompt written notice of any notice received by the Company of a shareholder's intent to demand appraisal or dissenters' rights, pursuant to the PGCL and of any other notice, demand or instrument delivered to the Company pursuant to the PGCL and of any other communication relating to the foregoing, and (ii) shall give ADAC's representatives the opportunity to participate in all negotiations and proceedings with respect to any such notice, demand or instrument. The Company shall not make any payment, settlement or offer of payment or settlement with respect to any such notice or demand unless ADAC shall have consented in writing to such payment, settlement or offer.

         1.10 FURTHER ACTION. If at any time after the Effective Time any further action is determined by ADAC to be necessary or desirable to carry out the purposes of this Agreement or to vest the Company as the Surviving Corporation with the full right, title and possession of and to all assets, property, rights, privileges, immunities, powers and franchises of the Company and Sub, the officers and directors of the Company shall be fully authorized (in the name of the Company and otherwise) to take such action.

         1.11  SHAREHOLDERS' REPRESENTATIVE.

                  (a) Each Shareholder, by signing this Agreement, designates Gerd Muehllehner (or, in the event that Gerd Muehllehner is unable or unwilling to serve, the Shareholders shall collectively appoint, by a majority vote, a Shareholder reasonably acceptable to the Company) to be the "SHAREHOLDERS' REPRESENTATIVE" for purposes of this Agreement. In the event that Gerd Muehllehner, as Shareholders' Representative, expects to be absent for any period of time (for example, if he is travelling for an extended period), he shall have the right to appoint a temporary Shareholders' Representative to act in his stead during such time period and each Shareholder agrees to such temporary assignment. The term "Shareholders' Representative" includes any such temporary appointee. The Shareholders shall be bound by any and all actions taken by the Shareholders' Representative on their behalf.

                  (b) Each of ADAC and Sub shall be entitled to rely upon any communication or writings given or executed by the Shareholders' Representative. All communications or writings to be sent to Shareholders pursuant to this Agreement may be addressed to the Shareholders' Representative and any communication or writing so addressed and sent shall be deemed notice to
                                     -4-
all of the Shareholders hereunder. The Shareholders hereby consent and agree that the Shareholders' Representative is authorized to accept deliveries, including any notice, on behalf of the Shareholders pursuant hereto.

                  (c) The Shareholders' Representative is hereby appointed and constituted the true and lawful attorney-in-fact of each Shareholder, with full power in his or her name and on his or her behalf to act according to the terms of this Agreement and the other Transactional Agreements in the absolute discretion of the Shareholders' Representative; and in general to do all things and to perform all acts including, without limitation, executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable in connection with this Agreement and the other Transactional Agreements. This power of attorney and all authority hereby conferred is granted subject to the interest of the other Shareholders hereunder and in consideration of the mutual covenants and agreements made herein, and shall be irrevocable and shall not be terminated by any act of any Shareholder, by operation of law, whether by such Shareholder's death or otherwise, or by any other event.

2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS

         Except as set forth in the disclosure schedule delivered to ADAC prior to the execution of this Agreement, and signed by the President or any Vice President of the Company, which schedule shall specifically refer to the section numbers below and specify the disclosures and exception so made (the "DISCLOSURE SCHEDULE"), the Company and the Shareholders jointly and severally represent and warrant to ADAC and agree as follows:

         2.1  ORGANIZATION; SUBSIDIARIES.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Company has all necessary power and authority under applicable corporate law and its organizational documents to own or lease its properties, to carry on its business as presently conducted and to perform its obligations under all contracts by which it is bound. The Company has not conducted any business under or otherwise used for any purpose or in any jurisdiction any fictitious name, trade name or other name. The Company does not own or hold, directly or indirectly, any debt or equity securities of, or have any other interest in, any corporation, partnership, joint venture or other entity, and the Company has not entered into any agreement to acquire any such interest. The Company has no subsidiaries.

                  (b) The Company is qualified to do business as a foreign corporation and is in good standing under the laws of all jurisdictions where the nature of its business requires such qualification, a list of which jurisdictions is set forth on Part 2.1 of the Disclosure Schedule.

         2.2 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS. The Company has delivered to ADAC accurate and complete copies of (1) the Company's articles of incorporation and bylaws, including all restatements thereof and amendments thereto and including any certificates of designation, (2) the stock records of the Company and (3) the minutes and other records of the meetings and other proceedings and actions (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company and the Board of Directors of the Company and any committee thereof. There have been no meetings or other proceedings or actions of the shareholders of the Company or the Board of Directors of the Company or any committee thereof that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's articles of incorporation or bylaws that has not been cured so as to avoid any liability to the Company or of any resolution adopted by the Company's shareholders or the Company's Board of Directors or any committee thereof. The general ledger, stock records, minute books and other material records of the Company have been provided to ADAC and are accurate, up-to-date and complete in all material respects.

         2.3 CAPITALIZATION. The authorized capital stock of the Company consists of 5,000 shares of Company Common Stock, and no shares of Preferred Stock. Of the Company's Common Stock 2,316 shares are issued and outstanding and all of such shares are owned by the shareholders of the Company in the amounts set forth on Part 2.3 of the Disclosure Schedule, free and clear of any liens, encumbrances and the like. All the issued and outstanding shares of Company Common are validly issued, fully paid, nonassessable and free of preemptive rights, and were issued in compliance with state and federal securities laws, and none of such shares is subject to any repurchase option or restriction on transfer (other than restrictions on transfer imposed by virtue of applicable federal and state securities laws). Except as set forth above, (i) there are no shares of capital stock of the Company authorized, issued or outstanding; (ii) there are no outstanding subscriptions, options, warrants, stock appreciation right plans, calls, rights, convertible securities, stockholder rights plans (or similar plans commonly referred to as "poison pills") or other agreements or commitments of any character relating to issued or unissued capital stock or other securities of the Company, or obligating the Company or any other party to issue, transfer or sell any shares of the capital stock or other securities of the Company;
(iii) there are no other outstanding securities convertible into, exercisable or exchangeable for or evidencing the right to subscribe for any shares of the capital stock or other securities of the Company or any successor corporation or controlling person of such successor corporation; and (iv) there are no voting trusts or other voting agreements with respect to such number of shares of Company Common Stock as is necessary and as were voted to duly and validly authorize the Transaction Agreements and the performance of the Company's obligations thereunder and, to the knowledge of the Company and the Shareholders, there are no voting trusts or other voting agreements with respect to any shares of Company Common Stock.

                  (a) The Company does not own any ADAC Common Stock.

                  (b) Any shares of capital stock or other securities repurchased, redeemed or otherwise reacquired by the Company were validly reacquired in compliance with (i) the applicable provisions of the PGCL and all other applicable Legal Requirements and (ii) any requirements set forth in applicable contracts by which the Company is bound.

         2.4  FINANCIAL STATEMENTS; ABSENCE OF LIABILITIES.

                  (a) Part 2.4 of the Disclosure Schedule includes true, complete and correct copies of (i) the Company's unaudited financial statements (balance sheets, income statements and statements of cash flow) as of and for the fiscal years ending December 31, 1996 and 1997, (ii) the Company's audited financial statements (balance sheet, income statement and statement of cash flow) as of and for the fiscal year ended December 31, 1998 and (iii) the Company's unaudited financial statements (balance sheet, income statement and statement of cash flow) as of and for the six month period ended June 30, 1999 (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements (i) were prepared in accordance with the books and records of the Company, (ii) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, subject in the case of interim Financial Statements (x) to normal year-end adjustments, which individually or in the aggregate were not and will not be material, and (y) to the omission of footnote information; and (iii) are accurate in all material respects. The Financial Statements fairly present the Company's financial condition and the results of its operations at the relevant dates thereof and for the periods covered thereby. The balance sheet of the Company as of June 30, 1999 is referred to as the "BALANCE SHEET" and the date of the Balance Sheet is referred to as the "BALANCE SHEET DATE."

                  (b) The Company has no liability or obligation of any kind or nature, secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due) ("LIABILITIES"), except for (i) Liabilities that are disclosed as such in the Balance Sheet, and (ii) Liabilities incurred since the Balance Sheet Date in the ordinary course of business, consistent with past practice, that are not, individually or in the aggregate, material. Except as set forth in the Balance Sheet, the Company has no Liabilities to any officer, director, shareholder, affiliate or representative of the Company.

         2.5  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since the Balance Sheet
Date,

                  (a) there has not been any loss, damage or destruction to, or any interruption in the use of, any of the Company's assets (whether or not covered by insurance);

                  (b) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

                  (c) the Company has not sold, issued or authorized the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or otherwise relating to, any capital stock or any other security, or (iii) any instrument convertible into or exercisable or exchangeable for any capital stock or other security;

                  (d) there has been no amendment to or restatement of the Company's articles of incorporation or bylaws (including by filing of a certificate of designation or otherwise), and the

Company has not effected or been a party to any acquisition transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                  (e) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other entity;

                  (f) there has not been any labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

                  (g) there has not been any increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees, consultants or advisors, or the payment or declaration, commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person;

                  (h) there has not been any breach, amendment or termination of any distribution agreement or any material contract, agreement or license to which the Company is a party or by which it is bound other than termination by the Company pursuant to the terms thereof as described in Part 2.5(h) of the Disclosure Schedule;

                  (i) there has not been any commencement or notice or, to the best knowledge of the Company and the Shareholders, threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs;

                  (j) the Company has not made any capital expenditure which, when added to all other capital expenditures made by the Company since the Balance Sheet Date, exceeds $30,000 in the aggregate;

                  (k) the Company has not (i) entered into, or permitted any of the assets owned or used by it to become bound by, any Material Contract (as defined in Section 2.9(a)), except that the Company has renewed various Material Contracts in the ordinary course of business, without materially amending the terms thereof, or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Material Contract to which it is or was a party or under which it has or had any rights or obligations;

                  (l) the Company has not (i) acquired, leased or licensed any right or other asset from any other person or entity (other than immaterial rights or other immaterial assets acquired, leased or licensed by the Company from other persons or entities in the ordinary course of business and consistent with the Company's past practices), (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other person or entity (other than immaterial rights or other immaterial assets disposed of or leased or licensed by the Company to other persons or entities in the ordinary course of business and consistent with the Company's past practices), or (iii) waived or relinquished any right (other than immaterial rights waived or relinquished by the Company in the ordinary course of business and consistent with the Company's past practices);

                  (m) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

                  (n) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any lien, pledge, charge or other encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;

                  (o) the Company has not (i) lent money to any person or entity or (ii) incurred or guaranteed any indebtedness for borrowed money;

                  (p) the Company has not (i) established, adopted or amended any Employee Benefit Plan, except (A) for the termination of its 401(k) plan and/or its Simplified Employee Pension Plan ("SARSEP") immediately prior to Closing and (B) as required by law or an applicable government agency, or (ii) made any profit-sharing or similar payment to any of its directors, officers or employees;

                  (q) the Company has not changed any of its methods of accounting or accounting practices in any respect;

                  (r) the Company has not made any tax election;

                  (s) the Company has not commenced or settled any legal proceeding before any Governmental Body;

                  (t) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices;

                  (u) the Company has conducted its business and operations in the ordinary course and there has not been any material adverse change in the Company's business, condition (financial or otherwise), assets, liabilities, operations, results, profits, financial performance or prospects, and no event has occurred that will, or to the knowledge of the Company and the Shareholders could reasonably be expected to, have a Material Adverse Effect on the Company; and

                  (v) the Company has not agreed or committed to take any of the actions referred to in clauses "(b)" through "(u)" above.

         2.6  TITLE TO ASSETS.

                  (a) Part 2.6 of the Disclosure Schedule sets forth a general description of each parcel of real property currently owned or leased by the Company, and, with respect to leases, the name of the lessor, the date and term of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. The Company is in possession of all real properties presently owned or leased by it. All leases with respect to properties currently leased by the Company are in full force and effect, are valid, legal and binding obligations of the parties thereto and are enforceable in accordance with their respective terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights, and, with respect to the remedy of specific performance, equitable doctrines applicable thereto), and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default). Such current leases consist only of those described in Part 2.6 of the Disclosure Schedule, complete and correct copies of which have been provided by the Company to ADAC. None of the buildings, structures or appurtenances located upon the real properties currently owned or leased by the Company or the operation and maintenance thereof as now operated or maintained, contravenes any zoning ordinance or other administrative regulation (whether or not permitted because of prior nonconforming use) or violates any restrictive covenant or any provision of law, the effect of which would materially interfere with or prevent the continued use of such properties for the purposes for which they are now being used or would materially adversely affect the value thereof.

                  (b) The Company owns and has valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, including, without limitation, (i) all assets reflected on the Balance Sheet; (ii) all of the Company rights under Material Contracts and (iii) all other assets reflected in the Company's books and records as being owed or leased by the Company. All of these assets are owned by the Company free and clear of any liens or other encumbrances, except for any liens for current taxes not yet due and payable.

         2.7  BANK ACCOUNTS; RECEIVABLES; CUSTOMERS.

                  (a) Part 2.7(a) of the Disclosure Schedule provides an accurate and complete list of each account maintained by or for the benefit of the Company at any bank or other financial institution.

                  (b) All existing accounts receivable of the Company (including those accounts receivable reflected on the Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the Balance Sheet Date and have not yet been collected) (i) represent valid obligations of customers of the Company arising from BONA FIDE transactions entered into in the ordinary course of business and (ii) are current and will be collected in full, without any counterclaim or set off, when due, net of an allowance for doubtful accounts not to exceed $25,000 in the aggregate.

                  (c) Part 2.7(c) of the Disclosure Schedule sets forth each customer and each other Person with which the Company does business. The Company has not received any notice or other communication indicating that any customer or other Person with which the Company does business, or any other person or entity identified in Part 2.7(c) of the Disclosure Schedule, intends or expects to cease dealing with the Company or to effect a reduction in the volume of business transacted by such Person with the Company below historical or currently projected levels.

         2.8  INTELLECTUAL PROPERTY.

                  (a) DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth below. It is understood and agreed by the parties, however, that the definitions do not include, and the representations and warranties set forth in this Section 2.8 shall not apply to, inbound "shrink wrap" and similarly publicly available commercial binary code and end-user licenses and outbound "shrink wrap" licenses, including any related trademark contracts, licenses and agreements.

                         (i)   "COPYRIGHTS" means all registered copyrights,
copyright applications and unregistered copyrights, and all applications for any of the foregoing which are in the process of being prepared throughout the world.

                         (ii)  "DOCUMENTATION" means all documentation
relating to engineering, production, assembly, design, installation and other technical drawings and specifications, process and technology development, manufacturing, customer and supplier records, working notes and memos, laboratory books, market studies, consultants' reports, research, product plans, products, services plans, services, marketing, distribution and sales methods and systems, technical and laboratory data, clinical trial data, engineering prototypes, and any similar documentation, used or useful, in whole or in part, directly or indirectly, in the operation of the business by the Company.

                         (iii) "INTELLECTUAL PROPERTY" means all Patents,
Trademarks, Maskworks, Software and Copyrights relating to the Business whether owned by, licensed to or controlled by Company listed in Part 2.8 of the Disclosure Schedule and all Know-How and Documentation relating to the Business whether owned by, licensed to or controlled by Company.

                         (iv)  "KNOW-HOW" means all know-how, trade secrets,
inventions (whether or not patentable), data, processes, techniques, procedures, compositions, devices, methods, formulas, protocols and information, which are not generally publicly known.

                         (v)   "MASKWORKS" means all mask works, mask work
registrations and application therefore, and any equivalent or similar rights in semiconductor masks, layout, architectures or topology.

                         (vi)  "PATENTS" means all patents and patent
applications, and all patents issuing thereon (including utility, model and design patents and certificates of invention), together with all reissue patents, patents of addition, divisions, renewals, continuations, continuations-in-part, substitutions, additions, extensions (including supplemental protection certificates), registrations, confirmations, re-examinations and foreign counterparts of any of the foregoing, and all applications for any of the foregoing which are in the process of being prepared.

                         (vii) "SOFTWARE" means all works of authorship (as
defined in 17 U.S.C. Section 101), including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records, data and mask works.

                         (viii) "TRADEMARKS" means all registered trademarks,
registered service marks, trademark and service mark applications, unregistered trademarks and service marks, logos and trade names, common law trademarks, World Wide Web addresses and domain names, and all applications for any of the foregoing which are in the process of being prepared.

                  (b) The Patents, Trademarks, Maskworks, Software and Copyrights listed in Part 2.8 of the Disclosure Schedule constitute all of the Patents, Trademarks, Maskworks, Software and Copyrights that are in use, or are under development for use, or are necessary for the conduct of the business of the Company as it currently is conducted or as it is currently planned or contemplated to be conducted by the Company with respect to products available for sale by the Company as of the Closing, including, without limitation, the design, development, manufacture, use, import and sale of products and technology and performances of services (including products, technology or services currently under development).

                  (c) Except as set forth in Part 2.8 of the Disclosure Schedule, Company owns by operation of law or by valid assignment, or has the lawful right and license to use pursuant to a license, all of the Intellectual Property used in or necessary to the conduct of Company's business as presently conducted or currently contemplated to be conducted by the Company with respect to products available for sale by the Company as of the Closing, and Company has not transferred ownership of, or granted any exclusive license of or right to use such Intellectual Property, and no third party owns or has any right to any of the Intellectual Property, including improvements thereto.

                  (d) Except as set forth in Part 2.8 of the Disclosure Schedule, from and after the Closing, the Surviving Corporation shall have the lawful right to all of the Intellectual Property held by the Company relating to the C-PET, the G-PET and related peripherals necessary or critical to the operation of the C-PET and the G-PET including, without limitation, all rights relating thereto under licenses without restriction and without payment of any kind to any third party.

                  (e) Except as set forth in Part 2.8 of the Disclosure Schedule, neither the Company nor any Shareholder has received any notice of any claims and there are no pending claims, and neither the Company nor any Shareholder otherwise has any knowledge of any facts or circumstances of any threatened claims, by any Person contesting the validity, enforceability, use or ownership of any of the Intellectual Property. Without limiting the foregoing, the Company knows of no information, materials, facts, or circumstances, including any information or fact that would constitute prior art, that would render any of the Intellectual Property registered by the Company ("COMPANY REGISTERED INTELLECTUAL PROPERTY") invalid or unenforceable, or would adversely affect any pending application for any Company Registered Intellectual Property and the Company has not misrepresented, or failed to disclose, and the Company and each Shareholder have no knowledge of any misrepresentation or failure to disclose, any fact or circumstances in any application for any Company Registered Intellectual Property that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Company Registered Intellectual Property.

                  (f) Except as set forth in Part 2.8 of the Disclosure Schedule, neither the Company nor any Shareholder has received any notice of, and the Company and the Shareholders otherwise have no knowledge of, the infringement or misappropriation by any Person of the Intellectual Property.

                  (g) Except as set forth in Part 2.8 of the Disclosure Schedule, to the knowledge of Company and the Shareholders, all of the Intellectual Property used in or necessary to the conduct of Company's business as presently conducted or currently contemplated to be conducted by the Company with respect to products available for sale by the Company as of the Closing does not and will not when conducted by ADAC and/or Surviving Corporation in substantially the same manner following the Closing, infringe upon, misappropriate, or otherwise violate any rights or interests owned or claimed by any other Person or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company have not received any notice thereof. Except as set forth in Part 2.8 of the Disclosure Schedule, to the actual knowledge of the Company and the Shareholders, all of the Intellectual Property used in the G-PET as currently designed does not and will not when used by ADAC and/or the Surviving Corporation from and after the Closing, infringe upon, misappropriate, or otherwise violate any rights or interests owned or claimed by any other person or constitute unfair competition of trade practices under the laws of any jurisdiction, and the Company and the Shareholders have not received any notice thereof.

                  (h) Except as set forth in Part 2.8 of the Disclosure Schedule, none of the Patents is the subject of any reissue, reexamination, interference, opposition or similar proceeding.

                  (i) Except as set forth in Part 2.8 of the Disclosure Schedule, none of the Trademarks is the subject of any opposition, cancellation or similar proceeding.

                  (j) Except as set forth in Part 2.8 of the Disclosure Schedule, the Company has not, in connection with the operation of the business of the Company, entered into any agreement to indemnify, reimburse, hold harmless or provide a right of rescission to any Person against, or to guarantee or otherwise assume or incur any obligation or liability with respect to, any charge of infringement or misappropriation of any intellectual property.

                  (k) Except as set forth in Part 2.8 of the Disclosure Schedule, to the knowledge of the Company and the Shareholders, there are no third party patent applications which, if issued, would materially adversely affect the right of Company to use the Patents included in the Intellectual Property.

                  (l) Except as set forth in Part 2.8 of the Disclosure Schedule, there have been no, and Company has no reason to believe that there will be any, (a) inventorship challenges with respect to any of the Patents included in the Intellectual Property, or (b) ownership challenges with respect to any of the Intellectual Property developed or created by (i) employees of the Company, or (ii) third party consultants for which the Company has, directly or indirectly, paid to develop or create intellectual property for the Company.

                  (m) Part 2.8 of the Disclosure Schedule sets forth a listing of all arbitrations, suits, litigations or, to the knowledge of the Company and the Shareholders, other similar type of proceedings ("LITIGATION") relating to the Intellectual Property brought by or against Company, whether or not currently pending, during the past three years before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world).

                  (n) To the knowledge of the Company and the Shareholders, (a) none of the confidential information relating to the Business has been used, divulged or appropriated for the benefit of any Person other than Company or otherwise to the detriment of Company, (b) no employee or consultant of Company has used any other Person's trade secrets or other information that is confidential in the course of his or her work for Company, and (c) no employee or consultant of Company is in default under any term of any employment contract relating to such Intellectual Property or Documentation, any confidentiality agreement or any other contract or any restrictive covenant relating to such Intellectual Property or Documentation, or the development or exploitation thereof. The Company is in compliance with the provisions of applicable Legal Requirements relating to the assignability of inventions.

                  (o) Except as set forth in Part 2.8 of the Disclosure Schedule, none of the Intellectual Property was developed by or on behalf of or using any grants of any Governmental Body.

                  (p) Each item of Company Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property Rights. Except as set forth in Part 2.8 of the Disclosure Schedule, there are no actions that must be taken by the Company within ninety (90) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to PTO office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Company Registered Intellectual Property. In each case in which the Company has acquired Intellectual Property from any person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek past and future damages with respect thereto) to the Company. To the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment of a Company Registered Intellectual Property assigned to the Company with the relevant Governmental Body, including the PTO, the U.S.

Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be. Except as set forth in Part 2.8 of the Disclosure Schedule, the Company has not claimed a particular status in the application for any Intellectual Property, which claim of status was not at the time made, or which has since become, inaccurate or false or that will no longer be true and accurate as a result of the Closing.

                  (q) Except as set forth in Part 2.8 of the Disclosure Schedule, neither the Company nor any Shareholder knows of any outstanding decrees, orders, judgments or settlement agreements or stipulations that restrict in any manner the validity, enforceability, use or ownership of any of the Intellectual Property.

                  (r) To the knowledge of the Company and the Shareholders, there are no contracts, licenses or agreements between the Company and any other person with respect to the Intellectual Property under which there is any dispute regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

                  (s) The contracts, licenses and agreements listed in Part 2.8 of the Disclosure Schedule include all material contracts, licenses and agreements pursuant to which any person has licensed any Intellectual Property to the Company. The Company is not in material breach of nor has the Company failed to perform under, any of the foregoing contracts, licenses or agreements and, to the knowledge of the Company and the Shareholders, no other party to any such contract, license or agreement is in breach thereof or has failed to perform thereunder.

                  (t) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to ADAC or Sub by operation of law or otherwise of any contracts or agreements to which the Company is a party, will result in (i) either ADAC's or the Sub's granting to any third party any right to or with respect to any Intellectual Property owned by, or licensed to, either of them, (ii) either ADAC or the Sub's being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses, or (iii) the Surviving Corporation being obligated to pay any royalties or other amounts to any third party in excess of those payable by the Company or Sub, respectively, prior to the Closing.

         2.9  CONTRACTS.

                  (a) Part 2.9(a) of the Disclosure Schedule identifies each Company Contract that constitutes a "MATERIAL CONTRACT." For purposes of this Agreement, each of the following shall be deemed to constitute a "MATERIAL CONTRACT":

                        (i) any Contract relating to the employment or engagement of, or the performance of services by, any employee, consultant or independent contractor;

                       (ii) any Contract relating to the acquisition, transfer, use, development, sharing or license of any Intellectual Property;

                      (iii) any Contract imposing any restriction on the Company's right or ability (A) to compete with any other person or entity,
(B) to acquire any product or other asset or any services from any other person or entity, to sell any product or other asset to or perform any services for any other person or entity or to transact business or deal in any other manner with any other person or entity, or (C) to develop or distribute any technology;

                       (iv) any Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

                        (v) any Contract relating to the acquisition, issuance or transfer of any securities;

                       (vi) any Contract creating or relating to the creation of any lien, charge, pledge or other encumbrance with respect to any asset owned or used by the Company;

                      (vii) any Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity, any right of contribution or any surety arrangement;

                     (viii) any Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                       (ix) any Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party;

                        (x) any Contract to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations (including any subcontract or other Contract between the Company and any contractor or subcontractor to any Governmental Body);

                       (xi) any Contract entered into outside the ordinary course of business;

                      (xii) any Contract that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company; and

                     (xiii) any Contract (not otherwise identified in clauses "(i)" through "(xii)" of this sentence) that contemplates or involves
(A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $10,000 in the aggregate, or (B) the performance of services having a value in excess of $10,000 in the aggregate).

                  (b) The Company has delivered to ADAC accurate and complete copies of all Material Contracts of the Company, including all amendments thereto. Each Material Contract of the Company is valid, legal and binding on the parties thereto and in full force and effect, and is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. In addition, the following is true:

                        (i) the Company has not violated or breached, or committed any default under, any Company Contract, and, to the knowledge of the Company and the Shareholders, no other Person has violated or breached, or committed any default under, any Company Contract;

                       (ii) to the knowledge of the Company and the Shareholders, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Company Contract, (B) give any person or entity the right to declare a default or exercise a remedy under any Company Contract, (C) give any person or entity the right to accelerate the maturity or performance of any Company Contract, or (D) give any person or entity the right to cancel, terminate or materially modify any Company Contract;

                      (iii) the Company has obtained all necessary consents, waivers and approvals of parties to any Contract as are required in connection with the Merger, or as are required or advisable in order that any such Contract remain in effect without substantial and material modification after the Merger ("CONSENTS");

                       (iv) the Company has not received any notice or other communication regarding, and does not otherwise have any knowledge of, (i) any actual or possible violation or breach of, or default under, any Company Contract, or (ii) any actual or possible termination of any Company Contract; and

                        (v) the Company has not waived any of its rights under any Contract.

                  (c) No person or entity is renegotiating, or has the right to renegotiate, any amount paid or payable to the Company under any Company Contract or any other term or provision of any Company Contract.

                  (d) The Contracts identified in Part 2.9(a) of the Disclosure Schedule collectively constitute all of the Material Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

                  (e) The Company has not made any unexpired offer or proposal (to any customer, prospective customer or other Person) that would result in the Company being bound by a Contract.

         2.10  COMPLIANCE WITH LEGAL REQUIREMENTS.

         The Company is, and has at all times been, in compliance in all material respects with all applicable Legal Requirements. The Company has not received any notice or other communication from any Governmental Body or any other Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

         2.11 GOVERNMENTAL AUTHORIZATIONS; REGULATORY MATTERS; GOVERNMENT CONSENTS; NO CONFLICTS.

                  (a) AUTHORIZATIONS. Part 2.11 of the Disclosure Schedule identifies each Governmental Authorization held by the Company, and the Company has delivered to ADAC accurate and complete copies of all Governmental Authorizations held by the Company. The Governmental Authorizations identified in Part 2.11 of the Disclosure Schedule collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Governmental Authorizations held by the Company are valid and in full force and effect and the Company is, and at all times since the date of incorporation has been, in compliance in all material respects with the terms and requirements of the respective Governmental Authorizations held by it. The Company has not received any notice or other communication from any Governmental Body or any other Person regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

                  (b) REGULATORY MATTERS.

                        (i) The Company and the operations associated with the manufacture of the Company's products (the "OPERATIONS") are, and the products sold by the Company and the Operations are, in compliance in all material respects with all current applicable laws, statutes, rules, regulations, standards, guides or orders administered, issued or enforced by the Food and Drug Administration (the "FDA") or any other Governmental Body having regulatory authority or jurisdiction over the products and operations of the Company.

                       (ii) The Company is, and the Operations are, in compliance in all material respects with all applicable laws, statutes, rules, regulations, standards, guides or orders administered, issued or enforced by the FDA or any other Governmental Body relating to the methods and materials used in, and the facilities and controls used for, the design, manufacture, processing, packaging, labeling, storage and distribution of the products manufactured by the Company and the Operations, including applicable Quality System Regulations, which incorporate current Good Manufacturing Practice requirements. Further, to the Company's and the Shareholders' knowledge no governmental action has been taken or is in the process of being taken that could slow, halt or enjoin the manufacturing operations of the Company and the Operations or subject the manufacturing operations of the Company and the Operations to regulatory enforcement action.

                      (iii) The Company or the Operations have not received from the FDA or any other Governmental Body, and none of them has knowledge of any facts which would furnish any reasonable basis for, any notice of adverse findings, FDA Form 483 inspectional observations, regulatory letters, notices of violations, warning letters, Section 305 criminal proceeding notices under the Federal Food, Drug and Cosmetic Act or other similar communication from the FDA or other Governmental Body, and there have been no seizures conducted or, to the knowledge of the Company and the Shareholders, threatened by the FDA or other Governmental Body, and no recalls, market withdraws, field notifications, notifications of misbranding or adulteration, or safety alerts conducted, requested or, to the knowledge of the Company and the Shareholders, threatened by the FDA or other Governmental Body relating to the Company or the Operations or to the products sold by the Company or the Operations.

                       (iv) Each premarket approval ("PMA") and premarket notification ("510(K)") submission and related documents and information for each of the products of the Company and the Operations have been filed, approved or cleared and maintained in compliance in all material respects with applicable federal statutes, rules, regulations, standards, guides or orders administered or promulgated by the FDA and all other Governmental Bodies and all preclinical and clinical studies that support approval or clearance of products have been conducted in compliance with all applicable current Good Laboratory and Good Clinical Practices in all material respects. No filing or submission to the FDA or any other Governmental Body, that is the basis for any approval or clearance, contains any material omission or material false information. The Company has disclosed in writing to ADAC a complete and accurate list of all products of the Company and the Operations indicating (i) which products are commercialized, marketed or placed in interstate commerce under an approved or cleared FDA authority (E.G., PMA, PMA supplement, 510(k), abbreviated or special 510(k) or Investigational Device Exemption ("IDE")) and identifying such authority, and (ii) which products are not marketed under an approved or cleared FDA authority, and indicating the basis upon which such products are being commercialized, marketed or placed in interstate commerce without such authority. Such listing also contains a complete and accurate list of all PMA applications, PMA supplements, 510(k)s, abbreviated or special 510(k) submissions and IDE submissions of the Company or the Operations currently pending with the FDA.

                        (v) The Company and the Operations are not aware of any facts that are reasonably likely to cause (i) the non-approval or non-clearance, denial, withdrawal, recall or require suspension or additional approvals or clearances of any products sold or intended to be sold by the Company or the Operations, (ii) a change in the manufacturing, marketing classification, labeling or intended use of any such products or (iii) a termination or suspension of marketing of any such products.

                       (vi) None of the products manufactured, marketed or sold by the Company or the Operations has been recalled or subject to a field safety notification (whether voluntarily or otherwise), and the Company and the Operations have not received notice (whether completed or pending) of any proceeding seeking recall, suspension or seizure of any products sold or proposed to be sold by the Company and the Operations.

         2.12 TAX MATTERS. Except as set forth in Part 2.12 of the Disclosure Schedule,

                  (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body on or before the Closing Date (the "COMPANY RETURNS") (i) have been or will be filed when due, and (ii) have been, or will be when filed, prepared accurately and completely in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered to ADAC accurate and complete copies of all Company Returns filed since its date of incorporation.

                  (b) The Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP consistently applied. The Company shall establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from the Balance Sheet Date through the Closing Date, and the Company shall disclose the dollar amount of such reserves to ADAC on or prior to the Closing Date.

                  (c) To the knowledge of the Company and the Shareholders, no Company Return has ever been examined or audited by any Governmental Body, and no such examination or audit has been proposed or scheduled by any Governmental Body. The Company has delivered to ADAC accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. No extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

                  (d) No claim or Legal Proceeding is pending or, to the knowledge of the Company and the Shareholders, has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company. There are no liens for Taxes upon any of the assets of the Company, except liens for current Taxes not yet due and payable. The Company has not been, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

                  (e) No audit or other examination of any Tax Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                  (f) The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                  (g) The Company is not, and has never been, a party to or bound by a tax sharing, tax indemnity or tax allocation agreement or similar Contract nor does the Company owe any amount under any such agreement.

                  (h) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                  (i) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

                  (j) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code.

                  (k) The Company has been an S Corporation within the meaning of Section 1361 of the Code since its formation.

         2.13  EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

                  (a) Part 2.13(a)(1) of the Disclosure Schedule contains a list of all employees of the Company as of the date of this Agreement, and correctly reflects their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. Part 2.13(a)(2) of the Disclosure Schedule contains a list of all employees of the Company as of the date of this Agreement that the Company, in its reasonable judgment, considers to be key employees. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its employees. To the knowledge of the Company and the Shareholders, no work stoppage or labor strike against the Company is pending or threatened. The Company does not know of any activities or proceedings of any labor union to organize any employees. Except as set forth in Part 2.13(a)(3), there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company and the Shareholders, threatened, relating to any labor, safety or discrimination matters involving any employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act.

                  (b) There is no employee of the Company who is not fully available to perform work because of disability or other leave.

                  (c) Each salary, bonus, deferred compensation, incentive compensation, deferred compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension, retirement or fringe benefit or other employee benefit plan, program, agreement, policy or other arrangement (individually referred to as a "PLAN" and collectively referred to as the "PLANS") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any current or former employee of the Company is identified on Part 2.13(c) of the Disclosure Schedule.

                  (d) Except as described in Part 2.13(d) of the Disclosure Schedule, the Company does not maintain, sponsor or contribute to, and the Company has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of the Company (a "PENSION PLAN"). The Company has no group severance, separation or salary continuation plans, programs or arrangements that are covered under ERISA.

                  (e) The Company does not maintain, sponsor or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of the Company (a "WELFARE PLAN") except for those Welfare Plans described in Part 2.13(e) of the Disclosure Schedule, none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

                  (f) Except as disclosed in Part 2.13(f) of the Disclosure Schedule, with respect to each Plan, the Company has delivered to ADAC:

                        (i) an accurate and complete copy of such Plan (including all amendments thereto);

                       (ii) an accurate and complete copy of the annual report (if required under ERISA) with respect to such Plan for each of 1997 and 1998;

                     (iii) an accurate and complete copy of (A) the most recent summary plan description, together with each Summary of Material Modifications (if required under ERISA) with respect to such Plan and (B) each material employee communication relating to such Plan;

                      (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof;

                        (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements;

                       (vi) an accurate and complete copy of the most recent determination, advisory, notification or opinion letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code);

                      (vii) all correspondence to or from any governmental agency relating to any Plan;

                     (viii)  all COBRA forms and related notices;

                       (ix) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan;

                        (x) all discrimination tests for each Plan for the most recent plan year; and

                       (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Plan.

                  (g) Except as described in Part 2.13(g) of the Disclosure Schedule, the Company is not required to be, and the Company has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of
Section 414(m) of the Code. The Company has never made a complete or partial withdrawal from a "multiemployer plan" (as defined in Section 3(37) of ERISA) resulting in "withdrawal liability" (as defined in Section 4201 of ERISA), without regard to subsequent reduction or waiver of such liability under either
Section 4207 or 4208 of ERISA.

                  (h) The Company does not have any plan or commitment to create any new or additional Plan or to modify or change any existing Plan (other than to comply with applicable law).

                  (i) No Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of the Company after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to
Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Balance Sheet and (iii) benefits the full cost of which are borne by current or former employees of the Company (or their beneficiaries)).

                  (j) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

                  (k) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including ERISA and the Code, and the Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Plan, and each Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code. This Section 2.13(k) does not apply to the 401(k) plan of UGM Medical Systems or to the SARSEP of the Company.

                  (l) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory, notification or opinion letter from the Internal Revenue Service, and neither the Company nor any of the Shareholders is aware of any reason why any such determination letter should be revoked. This Section 2.13(l) does not apply to the 401(k) plan of UGM Medical Systems or the SARSEP of the Company.

                  (m) There are no actions, suits or claims pending, or, to the knowledge of the Company and the Shareholders, threatened or reasonably anticipated (other than routine claims for benefits) against any Plan or against the assets of any Plan.

                  (n) Each Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to ADAC, Sub, the Company or any of its ERISA Affiliates (other than ordinary administration expenses).

                  (o) There are no audits, inquiries or proceedings pending or, to the knowledge of the Company, the Shareholders or any ERISA Affiliates, threatened by the IRS or Department of Labor with respect to any Plan.

                  (p) Neither the Company nor any ERISA Affiliate is subject to any penalty or tax with respect to any Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

                  (q) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus payment, golden parachute payment, severance payment or other payment to any current or former employee, consultant or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, result in any acceleration of the time of payment or vesting of any such benefits or the forgiveness of any indebtedness.

                  (r) The Company is in compliance with all applicable Legal Requirements and Contracts relating to employment, employment practices, employee compensation, wages, bonuses and terms and conditions of employment. The Company has paid all sums due and owing all employees and independent contractors of the Company for all periods ending on or prior to the Closing Date or has made an appropriate reserve therefor in the Financial Statements.

                  (s) The Company has good labor relations, and neither the Company nor the Shareholders has any knowledge of any facts indicating that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have an adverse effect on the Company's labor relations or
(ii) any of the Company's employees intends to terminate his or her employment with the Company (in connection with the Merger or otherwise).

         2.14  LITIGATION AND CLAIMS.

                  (a) There is no examination, review, investigation, arbitration, suit, litigation or other proceeding (a "LEGAL PROCEEDING") pending or, to the knowledge of the Company and the Shareholders, threatened by or before any court or Governmental Body in which the Company is a party or to which any of the business or assets of the Company is subject, nor has any third party made any claim against the Company which could result in any such Legal Proceeding nor, to the Company's or any Shareholder's knowledge, is there any reasonable basis (ascertainable at each time this representation and warranty is made or deemed made) for any such claim or Legal Proceeding.

                  (b) The Company is not a party to any decree, order or arbitration award (or agreement entered into in any Legal Proceeding) with respect to its properties, assets, personnel or business activities.

                  (c) There are no Legal Proceedings pending or, to the knowledge of the Company or any Shareholder, threatened (nor any reasonable basis (ascertainable at each time this representation and warranty is made or deemed made) therefor known to the Company or the Shareholders) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

         2.15 ENVIRONMENTAL MATTERS. The Company is and has at all times been in compliance in all material respects with all applicable Environmental Laws. The Company possesses all permits and other Governmental Authorizations required under applicable Environmental Laws, and the Company is and has at all times been in compliance in all material respects with the terms and requirements of all such Governmental Authorizations. The Company has not received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that the Company is not in compliance with any Environmental Law, and, to the best of the knowledge of the Company and the Shareholders, there are no circumstances that could reasonably be expected to prevent or interfere with the Company's compliance with any Environmental Law in the future. To the best of the knowledge of the Company and the Shareholders, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that such current or prior owner or the Company is not or was not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in Part 2.15 of the Disclosure Schedule.

For purposes of this Agreement, (i) "ENVIRONMENTAL LAW" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "MATERIALS OF ENVIRONMENTAL CONCERN" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or in the future regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

         2.16  SALE OF PRODUCTS; PERFORMANCE OF SERVICES.

                  (a) The Company has not incurred and is not otherwise subject to, and to the Company's and the Shareholders' knowledge the Company will not incur or otherwise become subject to, any liability arising from (i) any product, system, program, Intellectual Property or other asset designed, developed, manufactured, assembled, sold, supplied, installed, repaired, licensed or made available by the Company on or prior to the Closing Date, or
(ii) any consulting services, installation services, programming services, repair services, maintenance services, training services, support services or other services performed by the Company on or prior to the Closing Date.

                  (b) No customer or other Person has asserted or, to the knowledge of the Company or the Shareholders, threatened to assert any claim against the Company (other than claims that have been resolved satisfactorily at no material cost to the Company) under or based upon (i) any warranty provided by or on behalf of the Company or (ii) any services performed by the Company.

         2.17 INSURANCE. Part 2.17 of the Disclosure Schedule provides an accurate and complete list of each insurance policy and fidelity bond maintained by, at the expense of or for the benefit of the Company and any claims made thereunder. The Company has delivered to ADAC accurate and complete copies of the insurance policies and bonds maintained by, at the expense of or for the benefit of the Company. Each of the insurance policies and bonds maintained by, at the expense of or for the benefit of the Company is in full force and effect. The Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage).

         2.18 COMPLETE COPIES OF MATERIALS. The Company has delivered to ADAC true and complete copies of each agreement, contract, commitment or other document (or summaries of same) that is referred to in this Agreement (including in any exhibit or schedule hereto) or that has been requested by ADAC or its counsel.

         2.19 RELATED PARTY TRANSACTIONS. (a) No Related Party has, and no Related Party has had, any direct or indirect interest in any asset (including any Intellectual Property) used in or otherwise relating to the business of the Company; (b) no Related Party is indebted to the Company; (c) no Related Party has entered into, or has had any direct or indirect financial interest in, any Material Contract, transaction or business dealing involving the Company; (d) no Shareholder, officer or director of the Company is competing directly or indirectly with the Company and, to the knowledge of the Company and the Shareholders, no other Related Party is competing directly or indirectly with the Company; and (e) to the knowledge of the Company and the Shareholders, no Related Party has any claim or right against the Company (other than rights to receive compensation for services performed as an employee of the Company).

         2.20 FINANCIAL ADVISOR. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any of the Shareholders.

         2.21 ENFORCEABILITY. The Company has the corporate power and authority to execute, deliver and perform each of the Transactional Agreements (as defined below) to which it is or will become a party. The execution and delivery of the Transactional Agreements and the performance of the Company's obligations thereunder have been duly and validly authorized by the vote of the Board of Directors of the Company and the shareholders of the Company. No other corporate proceeding on the part of the Company is necessary to authorize the Company's execution and delivery of, and the performance of the Company of its obligations under, the Transactional Agreements. Each Shareholder has the full legal right and capacity to execute, deliver and perform each of the Transactional Agreements to which each such Shareholder is or will become a party. The Transactional Agreements
(a) have been (or will be) duly executed and delivered by duly authorized officers of the Company and the Shareholders, as applicable, and (b) constitute (or, when executed by the Company and the Shareholders, as applicable, will constitute) legal, valid and binding obligations of the Company and the Shareholders, enforceable against them in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally, and (ii) general principles of equity relating to the availability of equitable remedies. For purposes of this Agreement, (i) "TRANSACTIONAL AGREEMENTS" means this Agreement and each of the other agreements and documents executed in connection with or contemplated by this Agreement; and
(ii) "TRANSACTIONS" means (A) the execution, delivery and performance of the respective Transactional Agreements and (B) each of the transactions contemplated by or otherwise referred to in any of the Transactional Agreements (including the Merger).

         2.22 GOVERNMENTAL CONSENTS; NO CONFLICTS. There is no requirement applicable to the Company to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental Body as a condition to the lawful consummation of any of the Transactions or the performance of or compliance with the terms of the Transactional Agreements. Neither the execution and delivery of this Agreement by the Company, the consummation by the Company of any of the Transactions nor the performance of or compliance with the terms of the Transactional Agreements will

                  (a) conflict with, violate or result in any breach of any provision of the articles of incorporation or bylaws (or comparable charter documents) of the Company;

                  (b) result in a breach, default (or with notice or lapse of time or both would result in a default), event of default or violation under, or impair the rights of the Company or alter the rights or obligations of any third party under, or require the Company to make any material payment or become subject to any liability to any third party under, or give rise to any right of termination, amendment, cancellation, acceleration, repurchase, put or call under, any of the terms, conditions or provisions of any Contract;

                  (c) give rise to any right of termination, amendment, cancellation, acceleration, repurchase, put or call under any of the terms, conditions or provisions of any Contract;

                  (d) result in the creation of any liens, charges or encumbrances on any of the assets of the Company;

                  (e) violate any law, order, judgment, rule, regulation, decree or ordinance to which the Company or any Shareholder is subject or by which the Company or any Shareholder is bound;

                  (f) conflict with or violate any law, statute, rule, regulation, judgment, order, writ, injunction, decree or arbitration award applicable to the Company or any of its assets (including, without limitation, the HSR Act, together with all rules and regulations promulgated thereunder); or

                  (g) require the consent of any third party, except as set forth on Schedule 3.3(e).

         2.23 FULL DISCLOSURE. None of the representations or warranties made by the Company or the Shareholders, nor any document, written information, statement, financial statement, certificate, schedule or exhibit prepared or furnished by the Company, the Shareholders or their representatives pursuant to this Agreement or in connection with the transactions contemplated hereby, or furnished in or in connection with any materials provided to shareholders in connection with the approval of this Agreement and the transactions contemplated hereby, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. There is no event, fact or condition that has resulted in having, or to the actual knowledge of the Company and the Shareholders would reasonably be expected to have, a Material Adverse Effect that has not been set forth in this Agreement. Any and all financial projections provided by the Company to ADAC represent the

Company's and the Shareholders' reasonable best estimate of the matters addressed therein and were prepared in good faith based on reasonable assumptions, and to the best knowledge of the Company and the Shareholders, there is no event, fact or condition that renders any such projections materially inaccurate.

         2.24  HSR ACT

                  (a) The Company is its own Ultimate Parent Entity (as defined under the HSR Act, together with all rules and regulations promulgated thereunder).

                  (b) The Company does not have ten million dollars (U.S.$10,000,000) or more in total assets or ten million dollars
(U.S.$10,000,000) or more in total revenues as stated on its most recent regularly prepared financial statements.

         2.25 YEAR 2000. To the extent any of the Company's products (including products currently under development) will record, store, process, calculate and present calendar dates, and with respect to the operation of parts of such products provided or to be provided by third party suppliers, based upon reasonably diligent inquiries of such suppliers, to the knowledge of the Shareholders and to the knowledge of the Company upon reasonable and diligent inquiry, all such products will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as such products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates. To the knowledge of the Shareholders and to the knowledge of the Company upon reasonable and diligent inquiry, all of such products will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000.

3.       REPRESENTATIONS AND WARRANTIES OF ADAC AND SUB

         ADAC and Sub represent and warrant to the Company and the Shareholders as follows:

         3.1 AUTHORITY; BINDING NATURE OF AGREEMENT. Each of ADAC and Sub has the corporate power and authority to perform its obligations under this Agreement. This Agreement has been duly and validly authorized by the Board of Directors of each of ADAC and Sub. No vote of ADAC's stockholders is needed to approve the Merger. This Agreement constitutes the legal, valid and binding obligation of each of ADAC and Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by
(i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally, and (ii) general principles of equity relating to the availability of equitable remedies.

         3.2 FINANCIAL ADVISOR. ADAC represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other Transactions based upon arrangements made by or on behalf of ADAC.

4.       CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME; ADDITIONAL AGREEMENTS

         4.1  INFORMATION AND ACCESS.

                  (a) During the period from the date of this Agreement through the Effective Time (the "PRE-CLOSING PERIOD"):

                        (i) the Company shall afford, and shall cause its outside accountants, counsel and other advisors and representatives (collectively, "REPRESENTATIVES") to afford, to ADAC and to ADAC's Representatives, reasonable access upon reasonable notice during normal business hours to the properties, books, records (including filed Tax Returns, Tax Returns in preparation and the audit work papers and other records of the independent auditors of the Company) and personnel of the Company in order that ADAC and ADAC's Representatives may have a full opportunity to make such investigation as ADAC reasonably desires to make of the Company;

                       (ii) the Company shall permit ADAC and ADAC's Representatives to make such reasonable inspections upon reasonable notice during normal business hours of the Company and its operations as ADAC may reasonably require from time to time; and

                      (iii) the Company shall furnish ADAC and ADAC's Representatives with, and shall cause the Company's Representatives to furnish ADAC with, such financial and operating data and other information with respect to the business and properties of the Company as ADAC or ADAC's Representatives may reasonably request from time to time.

                  (b) Without limiting the generality of Section 4.1(a), during the Pre-Closing Period, the Company shall promptly provide ADAC with copies of:

                        (i) all operating and financial reports prepared by the Company for its senior management, including copies of the unaudited monthly balance sheets of the Company and the related unaudited statements of operations;

                       (ii) any written materials or written communications sent by the Company to its shareholders generally in connection with their status as such; and

                      (iii) any notice, report or other document filed with or sent to any Governmental Authority in connection with any of the Transactions.

                  (c) No investigation by ADAC or any of its Representatives pursuant to this Section 4.1 shall limit or otherwise affect any representation or warranty of the Company or the Shareholders or any condition to any obligation of ADAC.

         4.2  CONDUCT OF BUSINESS OF THE COMPANY.

                  (a) Except as provided in Section 4.2(b) to the contrary, during the Pre-Closing Period, the Company shall (i) conduct its business in the ordinary and usual course consistent with past practice and (ii) use commercially reasonable efforts to maintain and preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relations with lessors, suppliers, contractors, distributors, customers and others having business relationships with the Company.

                  (b) During the Pre-Closing Period,

                        (i) the Company shall keep in full force all insurance policies identified in Part 2.17 of the Disclosure Schedule;

                       (ii) the Company shall (to the extent requested by ADAC) cause its officers to report regularly (but in no event less frequently than weekly) to ADAC concerning the status of the Company's business;

                      (iii) the Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

                       (iv) the Company shall not sell, issue or authorize the issuance of (A) any capital stock or other security, (B) any option, call, warrant or right to acquire, or relating to, any capital stock or other security, or (C) any instrument convertible into or exchangeable or exercisable for any capital stock or other security;

                        (v) neither the Company nor any of the Shareholders shall amend or permit the adoption of any amendment to or restatement of the Company's articles of incorporation or bylaws, or effect or permit the Company to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                       (vi) the Company shall not form any subsidiary or acquire any equity interest or other interest in any other entity;

                      (vii) the Company shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $10,000 in the aggregate;

                     (viii) the Company shall not (i) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract or (ii) amend or prematurely terminate, or waive any material right or remedy under, any Material Contract;

                       (ix) the Company shall not (A) acquire or enter into or commence any lease or license for any right or other asset from or with any other Person, (B) sell or otherwise dispose of, or enter into or commence any lease or license, for any right or other asset to any other Person, or
(C) waive or relinquish any right, except for immaterial rights acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Contracts;

                        (x) the Company shall not lend money to any person or entity, or incur or guarantee any indebtedness;

                       (xi) the Company shall not (A) establish, adopt or amend any Employee Benefit Plan, except (1) for the termination of its 401(k) plan and/or SARSEP immediately prior to Closing and (2) as required by law or an applicable government agency, (B) pay any bonus or make any profit-sharing or similar payment to increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers, consultants or employees, or (C) hire any new employees.

                      (xii) the Company shall not change any of its methods of accounting or accounting practices in any respect;

                     (xiii)  the Company shall not make any Tax election;

                      (xiv) the Company shall not commence or settle or make any offer of settlement with respect to any Legal Proceeding;

                       (xv) the Company shall not enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices;

                      (xvi) the Company shall not pledge any of its assets or otherwise permit any of its assets to become subject to any lien, pledge, charge or other encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices; and

                     (xvii) the Company shall not agree or commit to take any of the actions described in clauses "(iii)" through "(xvi)" of this
Section 4.2.

         4.3  NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

                  (a) During the Pre-Closing Period, the Company and each Shareholder, through the Shareholders' Representative, as applicable, shall promptly notify ADAC in writing of:

                        (i) the discovery by the Company or a Shareholder of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company or the Shareholders in this Agreement;

                       (ii) any event, condition, fact or circumstance known, or that becomes known, to the Company or any Shareholder that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company or the Shareholders in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                      (iii) any breach of any covenant or obligation of the Company or the Shareholders; and

                       (iv) any event, condition, fact or circumstance known, or that becomes known, to the Company or any Shareholder that would make the timely satisfaction of any of the conditions set forth in Article 5 or Article 6 impossible or unlikely.

                  (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to ADAC an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company or the Shareholders in this Agreement, or (ii) determining whether any of the conditions set forth in Article 6 has been satisfied.

         4.4 FIRPTA COMPLIANCE. On the Closing Date, the Company shall deliver to ADAC a properly executed statement in a form reasonably acceptable to ADAC for purposes of satisfying ADAC's obligations under Treasury Regulation Section 1.1445-2(c)(3).

         4.5  NEGOTIATION WITH OTHERS.

                  (a) During the Pre-Closing Period, the Company shall not, and it shall cause its officers, directors or employees not to, directly or indirectly, (i) solicit, initiate, encourage or induce the making of any Acquisition Transaction, (ii) furnish information regarding the Company in connection with an Acquisition Proposal or potential Acquisition Transaction,
(iii) negotiate or engage in discussions with any third party with respect to any Acquisition Transaction, (iv) approve, endorse or recommend any Acquisition Transaction or (v) enter into any letter of intent, contract or other instrument related directly or indirectly to any Acquisition Transaction or contracts with advisors or consultants.

                  (b) During the Pre-Closing Period, the Shareholders shall not, directly or indirectly, (i) solicit, initiate, encourage or induce the making of any Acquisition Transaction, (ii) furnish information regarding the Company in connection with an Acquisition Transaction or potential Acquisition Transaction, (iii) negotiate or engage in discussions with any third party with respect to any Acquisition Transaction, (iv) approve, endorse or recommend any Acquisition Transaction or (v) enter into any letter of intent, contract or other instrument related directly or indirectly to any Acquisition Transaction or contracts with advisors or consultants.

                  (c) The Company and the Shareholders shall immediately cease and cause to be terminated any discussions or negotiations with any parties existing as of the date of this Agreement and that relate to any Acquisition Transaction.

         4.6  REGULATORY APPROVALS.

                  (a) The Company and ADAC shall use commercially reasonable efforts to file as soon as practicable after the date of this Agreement all notices, reports and other documents required by law to be filed with any Governmental Body with respect to the Merger and the other Transactions and to submit promptly any additional information requested by any such Governmental Body.

                  (b) The Company and ADAC shall (i) give each other prompt notice of the commencement of any Legal Proceeding by or before any court or Governmental Body with respect to the Merger or any of the other Transactions,
(ii) keep each other informed as to the status of any such Legal Proceeding and
(iii) except as may be prohibited by any Governmental Body or by any law or court order or decree, permit the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document filed or provided to any Governmental Body in connection with any such Legal Proceeding.

         4.7 ADDITIONAL AGREEMENTS. The Company, ADAC, Gerd Muehllehner and Ursula Muehllehner agree to use commercially reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other Transactions. Without limiting the generality of the foregoing, the Company, ADAC, Gerd Muehllehner and Ursula Muehllehner shall use all commercially reasonable efforts to (i) obtain the consent and approval of each Governmental Body, lessor or other person whose consent or approval is required (by virtue of any contractual provision or Legal Requirement or otherwise) in order to permit the consummation of the Merger or any of the other Transactions or in order to enable the Surviving Corporation to conduct its business in the manner in which such business is currently being conducted or is proposed to be conducted, (ii) effect all registrations and filings necessary to consummate the Merger (including, without limitation, any registration or filing required under the HSR Act) and (iii) lift any restraint, injunction or other legal bar to the Merger.

         4.8 COMPANY SHAREHOLDER APPROVAL. The Company shall, in accordance with its articles of incorporation and bylaws and the applicable requirements of the PGCL, seek the approval of its shareholders as promptly as practicable to the Merger, the Plan of Merger and related articles of merger and this Agreement. The Shareholders shall cause all shares of the capital stock of the

Company that are owned, beneficially or of record, by the Shareholders on the record date for the Company Shareholders' Meeting to be voted in favor of the Merger and this Agreement. The Shareholders agree to execute all documents and take all actions they deem necessary or advisable to effect the foregoing.

         4.9  PUBLIC ANNOUNCEMENTS.

                  (a) During the Pre-Closing Period, neither the Company nor the Shareholders shall (and the Company shall not permit any of its representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without ADAC's prior written consent.

                  (b) During the Pre-Closing Period, ADAC will consult with the Company prior to issuing any press release or making any public statement regarding the Merger (unless ADAC reasonably determines that ADAC is required, by virtue of any applicable Legal Requirement, to issue any such press release or make any such public statement under circumstances that make it infeasible or impractical to consult with the Company).

         4.10  TAXES.

                  (a) The Company shall timely file all federal and state income tax returns for taxable periods ending on or prior to the Effective Time and has paid or will pay all Taxes attributable to such periods. Such returns shall be prepared and filed in accordance with applicable law and in a manner consistent with past practices and shall be subject to review and approval by ADAC. After the Effective Time, ADAC and the Shareholders shall make available to the other, as reasonably requested, all information, records or documents relating to liability for Taxes for all periods prior to or including the Effective Time and will preserve such information, records or documents until the expiration of any applicable statutes of limitations.

                  (b) The Shareholders shall timely pay all transfer, documentary, sales, use, stamp, registration and other Taxes and fees arising from or relating to the Merger and the transactions contemplated by this Agreement, and the Shareholders shall, at their own expense, file all necessary tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees. If required by applicable law, ADAC and the Company shall join in the execution of any such tax returns and other documentation.

                  (c) The Company shall maintain its tax status as an S Corporation up to the Effective Time and the Shareholders shall not revoke or otherwise terminate the election of the Company to be treated as an S Corporation.

         4.11 EMPLOYEE PLANS. ADAC shall (i) procure that any pre-existing condition requirements or waiting period requirements under its employee benefit plans are waived with respect to employees that are participants in the employee benefit plans of the Company immediately prior to the Closing, (ii) procure that all employees who continue their employment with the Surviving Corporation ("TRANSFERRED EMPLOYEES") and who were participants in the employee benefit plans of the Company immediately prior to the Closing receive credit for previous service for purposes of eligibility to participate and vesting under the Surviving Corporation's employee benefit plans, and (iii) credit each Transferred Employee with all accrued sick days and vacation days to the extent such sick day and vacation day accruals are included on the Balance Sheet.

5.       CONDITIONS PRECEDENT TO OBLIGATIONS OF ADAC AND SUB

         The obligations of ADAC and Sub to effect the Merger and to otherwise consummate the transactions contemplated hereby are subject to the fulfillment at or prior to the Closing of each of the following conditions:

         5.1 REPRESENTATIONS AND WARRANTIES ACCURATE. The representations and warranties of the Company and the Shareholders contained in this Agreement and in each of the other instruments and documents delivered to ADAC or Sub in connection with the transactions contemplated hereby shall have been accurate in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date.

         5.2 COMPLIANCE WITH COVENANTS. The Company and the Shareholders shall have complied with and performed in all material respects each covenant contained in this Agreement that is required to be performed by them on or prior to the Closing Date.

         5.3 SHAREHOLDER APPROVAL. The terms of the Merger, the Plan of Merger and related articles of merger, this Agreement and the transactions contemplated hereby shall have been duly approved by the affirmative vote of at least 90% of the shares of Company Common Stock entitled to vote with respect thereto (or such higher vote as may be required under the PGCL to approve the terms of the Merger, the Plan of Merger and related articles of merger, this Agreement and the transactions contemplated hereby).

         5.4 CONSENTS. All consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Parts 2.9 and 2.22 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

         5.5 AGREEMENTS AND DOCUMENTS. ADAC and Sub shall have received the following agreements and documents, each of which shall be in full force and effect:

              (a) a legal opinion of Morgan Lewis & Bockius LLP, dated as of the Closing Date, in form and substance satisfactory to ADAC's
Representatives;

              (b) certificates executed by each of the Company and the Shareholders certifying that each of the representations and warranties set forth in Article 2 is accurate in all material respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 5.1, 5.2, 5.3, 5.4 and 5.7 have been duly satisfied (the "CLOSING CERTIFICATE"); and

              (c) certificates executed by each of the Shareholders certifying that each Shareholder has the due and valid authority to vote his or her shares and that there are no voting trusts or other voting agreements with respect to any of such Shareholder's shares of Company Common Stock.

         5.6 EMPLOYEES. None of the employees of the Company listed in Part 2.13(a)(2) of the Disclosure Schedule shall have ceased to be employed by, or expressed an intention to terminate his or her employment with, the Company.

         5.7 NO MATERIAL ADVERSE EFFECT. There shall have occurred no Material Adverse Effect.

         5.8 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

         5.9 NO LEGAL PROCEEDINGS. No person shall have commenced or, to the knowledge of the Company, the Shareholders or ADAC, threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or that may have the effect of preventing, delaying, making illegal or otherwise interfering with the Merger or any of the other transactions contemplated by this Agreement.

         5.10 CONFIDENTIALITY AND NONDISCLOSURE AGREEMENTS. Each employee of the Company and each consultant to the Company, as of the date of the Closing, shall have executed and delivered to the Company a Nondisclosure and Inventions Agreement in the form previously supplied by ADAC to the Company.

         5.11 DISSENTERS. No holder of Company Common Stock shall have exercised dissenters' rights with respect to the transactions contemplated hereby.

         5.12 GOVERNMENTAL AND REGULATORY APPROVALS. Each governmental, regulatory or third party consent, permit, authorization, approval or filing required to be obtained, made or received shall have been obtained, made or received, as applicable, and all such consents, permits, authorizations, approvals and filings shall be in full force and effect. Any waiting period applicable to the consummation of the Merger, including under the HSR Act, shall have expired or been terminated, and no action by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby shall be pending.

         5.13 CLOSING OF UGM MEDICAL SYSTEMS, INC. Acquisition. The conditions precedent contained in the UGM Medical Systems Agreement, other than any condition relating to the satisfaction and fulfillment of the conditions precedent to the transactions contemplated by this Agreement, shall have been satisfied and fulfilled.

         5.14 CORPORATE DOCUMENTS. ADAC shall have received (a) a copy of the Articles of Incorporation of the Company certified by an appropriate authority in the state of its incorporation and (b) a copy of the Bylaws of the Company certified by the Secretary of the Company, and such documents shall be in form and substance reasonably satisfactory to ADAC.

         5.15 TERMINATION OF 40L(k) PLAN AND SIMPLIFIED EMPLOYEE PENSION PLAN. The Company and its ERISA Affiliates, as applicable, each agrees to terminate its 401(k) plan and/or its SARSEP immediately prior to Closing. The Company shall provide ADAC with evidence satisfactory to ADAC that the Company's and each ERISA Affiliate's (as applicable) 401(k) plan and/or SARSEP has been terminated pursuant to resolutions of each such entity's Board of Directors (the form and substance of which resolutions shall be subject to review and approval of ADAC), effective as of the day immediately preceding the Closing.

         5.16 ASSIGNMENTS. The Company shall have obtained, and delivered to ADAC, an assignment, substantially in the form attached hereto as EXHIBIT B, from each consultant to the Company that has developed Intellectual Property in his or her capacity as a consultant to the Company.

6.       CONDITIONS PRECEDENT TO THE COMPANY'S AND THE SHAREHOLDERS' OBLIGATIONS

         The obligations of the Company and the Shareholders to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing, of the following conditions:

         6.1 REPRESENTATIONS AND WARRANTIES ACCURATE. The representations and warranties of ADAC and Sub contained in this Agreement and in each of the other instruments and documents delivered to the Company and the Shareholders' Representative in connection with the transactions contemplated hereby shall have been accurate in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date.

         6.2 COMPLIANCE WITH COVENANTS. ADAC and Sub shall have complied with and performed in all material respects each covenant contained in this Agreement that is required to be performed by ADAC or Sub, as the case may be, on or prior to the Closing Date.

         6.3 CERTIFICATE. ADAC shall have delivered to the Company and the Shareholders' Representative a certificate of an executive officer of ADAC evidencing compliance with the conditions set forth in Sections 6.1 and 6.2.

         6.4 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

         6.5 SHAREHOLDER APPROVAL. The terms of the Merger, the Plan of Merger and related Articles of Merger, this Agreement and the transactions contemplated hereby shall have been duly approved by the requisite vote of the shares of Company Common Stock entitled to vote with respect thereto.

7.       TERMINATION OF AGREEMENT

         7.1 TERMINATION. This Agreement may be terminated prior to the Effective Time:

              (a) by mutual written consent of the respective Boards of Directors of ADAC and the Company;

              (b) by either ADAC or the Company if the Merger shall not have been consummated by October 31, 1999 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time);

              (c) by either ADAC or the Company if a court of competent jurisdiction or Governmental Authority shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

              (d) by ADAC if any of the Company's or the Shareholders' representations and warranties contained in this Agreement shall be or shall have become inaccurate in any material respect, or if any of the Company's or the Shareholders' covenants contained in this Agreement shall have been breached in any material respect; PROVIDED, HOWEVER, that if an inaccuracy in the Company's and the Shareholders' representations and warranties or a breach of a covenant by the Company or the Shareholders is curable by the Company, the Company and the Shareholders shall have five (5) Business Days to cure such breach following notice of such breach; or

              (e) by the Company if any of ADAC's representations and warranties contained in this Agreement shall be or shall have become inaccurate in any material respect as of the date of this Agreement, or if any of ADAC's covenants contained in this Agreement shall have been breached in any material respect; PROVIDED, HOWEVER, that if an inaccuracy in ADAC's representations and warranties or a breach of a covenant by ADAC is curable by ADAC, ADAC shall have five (5) Business Days to cure such breach following notice of such breach.

         7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect; PROVIDED, HOWEVER, that (i) this Section 7.2, Section 7.3 and Section 8.11 shall survive the termination of this Agreement and shall remain in full force and effect and (ii) the termination of this Agreement shall not relieve any party from any liability for any intentional breach of this Agreement.

         7.3 FEES AND EXPENSES. Each of ADAC, Sub, the Company and the Shareholders shall bear its own expenses in connection with the preparation, negotiation, execution and performance of the Merger, the Transactions and the Transactional Agreements.

8.       MISCELLANEOUS

         8.1  NON-COMPETE.

              (a) Each of the Shareholders (provided that for purposes of this Section 8.1 the term "Shareholders" excludes Richard Freifelder), for a period of five (5) years from the Effective Time, shall not, directly or indirectly, for himself or herself or on behalf of or in conjunction with any other Person:

                  (i) engage, as an officer, director, shareholder, owner, partner, member or joint venturer or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business selling any products or services relating to the field of nuclear medicine equipment and related software, including without limitation, products or services relating to positron emission tomography scanners;

                  (ii) call upon any Person who is, at that time, an employee of the Surviving Corporation or ADAC for the purpose or with the intent of enticing such employee away from or out of the employ of Surviving
Corporation or ADAC; or

                  (iii) call upon any Person who or that is, at that time, or has been, within one year prior to that time, a customer of the Company or ADAC for the purpose of soliciting or selling products or services in direct competition with the Surviving Corporation or ADAC.

              (b) The foregoing covenants shall not be deemed to prohibit the Shareholders from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or through the automated quotation system of a registered securities association.

              (c) For purposes of this Section 8.1, references to "ADAC" shall mean ADAC Laboratories, together with its subsidiaries and affiliates.

              (d) Because of the difficulty of measuring economic losses to ADAC as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to ADAC for which it would have no other adequate remedy, the Shareholders agree that the foregoing covenants may be enforced by ADAC in the event of breach by any such Shareholders by injunctions and restraining orders.

              (e) The parties agree that the foregoing covenants in this
Section 8.1 impose a reasonable restraint on the Shareholders.

              (f) The covenants in this Section 8.1 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any provision of this Section 8.1 relating to the time period or geographic area of the restrictive covenants shall be declared by a court of competent jurisdiction to exceed the maximum time period or geographic area, as applicable, that such court deems reasonable and enforceable, said time period or geographic area shall be deemed to be, and thereafter shall become, the maximum time period or largest geographic area that such court deems reasonable and enforceable and this Agreement shall automatically be considered to have been amended and revised to reflect such determination.

              (g) All of the covenants in this Section 8.1 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any of the Shareholders against Sub, Surviving Corporation or ADAC, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Sub, Surviving Corporation or ADAC of such covenants.

              (h) The Company and the Shareholders hereby agree that the covenants set forth in this Section 8.1 are a material and substantial part of the transactions contemplated by this Agreement, supported by adequate consideration.

         8.2  TAX MATTERS.

              (a) TAX RETURNS. The Shareholders shall be responsible for timely filing all federal and state income tax returns of the Company for taxable periods ending on or prior to the Effective Time and have paid or will pay all income taxes attributable to the income of the Company for such periods. Such returns will be prepared and filed in accordance with applicable law and in a manner consistent with past practices and shall be subject to review and reasonable approval by ADAC. After the Effective Time, ADAC and the Company, on the one hand, and the Shareholders, on the other hand, will make available to the other, as reasonably requested, all information, records or documents relating to the liability for Taxes of the Company for all periods ending on or prior to the Effective Time and will preserve such information, records or documents until the expiration of any applicable statute of limitations or extensions thereof.

              (b) ELECTION UNDER SECTION 338(h)(10). Each of the
Shareholders shall join with ADAC in making a joint election on Form 8023 for the Company under Section 338(h)(10) of the Code, under Treasury Regulation
Section 1.338(h)(10)-1(d) and under any applicable similar provisions of state law with respect to the purchase of the Company Common Stock ("SECTION 338 ELECTION"). ADAC shall timely prepare IRS Form 8023 (and any required attachments) and any similar state and local tax forms (and any required attachments) required to make the Section 338 Election and each Shareholder agrees to execute such forms.

              (c) INDEMNIFICATION REGARDING S STATUS. Except with respect to any tax jurisdiction that does not recognize S corporations as pass-through entities and to the extent any tax jurisdiction does not accord S corporation tax treatment to nonresident shareholders, each Shareholder, Severally (as defined in Section 8.12), hereby indemnifies and agrees to hold the Company harmless from, against and in respect of any U.S. federal or state income Tax liability (including interest and penalties), if any, resulting from the Company failing to qualify as an S corporation under Section 1361(a)(1) of the Code (or state counterpart) for every taxable year on or before the Closing Date as to which the Company filed or files Tax Returns claiming status as an S corporation.

              (d) ALLOCATION. To the extent permitted by Sections 338 and 1060 of the Code, the parties hereby agree to allocate up to U.S.$200,000 of the Aggregate Consideration to tangible assets and the remainder of the Aggregate Consideration to goodwill in connection with the Section 338 Election. Sellers shall have the right to review ADAC's determination of such purchase price allocation and such allocation shall be subject to the Seller's approval which shall not be unreasonably withheld, conditioned or delayed. Sellers shall report, act and file in all respects and for all purposes consistent with such allocation. In the event that following an audit of the Company the Internal Revenue Service makes a determination that the allocation to tangible assets should be increased above U.S.$200,000, or ADAC characterizes a portion of the amount allocated to intangible assets as payable for intangible assets other than goodwill and the Internal Revenue Service determines that the amount of the increase or the allocation, respectively, are not paid in respect of capital assets or Section 1231 assets, then ADAC agrees to indemnify the Shareholders against the liability for the additional taxes (including any tax with respect to any such indemnity payment as well as penalties and interest) attributable to the determination referred to above.

         8.3 AMENDMENT. This Agreement may be amended with the approval of the respective Boards of Directors of the Company and ADAC at any time; PROVIDED, HOWEVER, that no amendment shall be made without the further approval of the Shareholders if such approval is required under applicable law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto whose approval is required pursuant to the previous sentence.

         8.4  WAIVER.

              (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

              (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

              (c) The conditions to each party's obligations set forth in
Article 5 and Article 6, as applicable, are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. If a condition to any party's obligations is unsatisfied or unfulfilled at the time of Closing and such party affirmatively waives such condition in writing upon written notice thereof (including a reasonably detailed description of the basis for the failure to satisfy the condition) and elects to consummate the transactions contemplated by this Agreement, then such party shall be deemed to have waived such condition to the extent so specified in writing for purposes of its obligation to effect the Merger and otherwise consummate the transactions contemplated by this Agreement and shall have no claim against the other party for its failure to have satisfied such condition unless it is actionable pursuant to Section 8.1 or otherwise under this Agreement or actionable under the UGM Medical Systems Agreement. However, even if a claim is otherwise actionable as described in the preceding sentence, it shall not be actionable to the extent of such waiver if it relates to a breach of a representation, warranty or covenant that to the knowledge of the Company and the Shareholders was not a breach as of the date of this Agreement. Any waiver of a condition pursuant to the preceding sentence shall operate as a waiver of that condition only, and shall not operate as a waiver of any other condition.

         8.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the Company, the Shareholders, ADAC and Sub in or pursuant to this Agreement or in any document delivered pursuant hereto shall be deemed to have been made on the date of this Agreement (except as otherwise provided herein) and, if a Closing occurs, as of the Closing Date. The representations and warranties made by the parties hereto in or pursuant to this Agreement or in any document delivered pursuant hereto shall survive the Closing and shall remain in effect until, and will expire upon, the termination of the indemnification obligations with respect thereto as provided in Article 8 of the UGM Medical Systems Agreement, PROVIDED that such representations and warranties shall survive for the purposes of any claim of fraud.

         8.6 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         8.7 ENTIRE AGREEMENT; COUNTERPARTS; APPLICABLE LAW. This Agreement and the other agreements referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof, including the letter agreement between the parties dated April 12, 1999, as amended. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall be governed in all respects by the laws of the State of California as applied to contracts entered into and to be performed entirely within California.

         8.8 ASSIGNABILITY. This Agreement shall be binding upon: the Company and its successors and assigns (if any); the Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); Sub and its successors and assigns
(if any); and ADAC and its successors and assigns (if any). This Agreement shall inure to the benefit of the Company, the Shareholders, ADAC, Sub and the respective successors and assigns (if any) of the foregoing. This Agreement shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that each of ADAC and Sub may assign its rights and delegate its obligations hereunder to its affiliates.

         8.9 NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

              If to ADAC, to:          ADAC Laboratories
                                       540 Alder Drive
                                       Milpitas, California  95035
                                       Attention:  General Counsel

              with a copy to:          Wilson Sonsini Goodrich & Rosati
                                       650 Page Mill Road
                                       Palo Alto, CA  94304
                                       Fax:  (650) 493-6811
                                       Attention:  Page Mailliard

              If to Sub, to:           UGML Acquisition Corp.
                                       c/o ADAC Laboratories
                                       540 Alder Drive
                                       Milpitas, California  95035
                                       Attention:  General Counsel

              with a copy to:          Wilson Sonsini Goodrich & Rosati
                                       650 Page Mill Road
                                       Palo Alto, CA  94304
                                       Fax:  (650) 493-6811
                                       Attention:  Page Mailliard

              If to the Company, to:   UGM Laboratory, Inc.

                                       3611 Market Street
                                       Philadelphia, PA  19104
                                       Fax:  (215) 222-5578
                                       Attention:  Gerd Muehllehner

              with a copy to:          Morgan, Lewis & Bockius LLP
                                       1701 Market Street
                                       Philadelphia, PA  19103
                                       Fax:  (215) 963-5299
                                       Attention:  Debra Poul

              If to Shareholders'
              Representative, to:      Gerd Muehllehner
                                       c/o UGM Laboratory, Inc.
                                       3611 Market Street
                                       Philadelphia, PA  19104
                                       Fax:  (215) 222-5578

              with a copy to:          Morgan, Lewis & Bockius LLP
                                       1701 Market Street
                                       Philadelphia, PA  19103
                                       Fax:  (215) 963-5299
                                       Attention:  Debra Poul

         All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the party receiving such telecopy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch and (d) in the case of mailing, on the fifth Business Day following such mailing.

         8.10 COOPERATION. Each of the Company, the Shareholders, Sub and ADAC agrees to cooperate fully with the other and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other to evidence or reflect the Transactions and to carry out the intent and purposes of this Agreement.

         8.11 CONFIDENTIALITY. The parties hereby agree that all information about the other's business obtained by them pursuant to this Agreement or the letter agreement dated April 12, 1999, shall be deemed confidential and shall not be disclosed to any other party except as contemplated hereby and such information will not be used for any purpose except evaluating the desirability of the Merger. The foregoing shall not apply however to information (i) known to a party prior to such disclosure to such party, (ii) that becomes generally available to the public or to a party without confidentiality restrictions after the date hereof, and (iii) required to be disclosed by law or court order. Without limiting the generality of the foregoing, on and at all times after the Closing Date, the Shareholders shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in the Shareholders' possession that relates to the business of the Company or ADAC.

    8.12  CERTAIN TERMS. As used in this Agreement:

          (a) "ACQUISITION TRANSACTION" shall mean any proposal (other than any proposal by ADAC) regarding (i) any merger, consolidation, share exchange, business combination or other similar transaction or series of related transactions involving the Company; (ii) any sale, lease, exchange, transfer or other disposition of the assets of the Company or any subsidiary of the Company constituting more than 10% of the consolidated assets of the Company or accounting for more than 10% of the consolidated revenues of the Company in any one transaction or in a series of related transactions; and
(iii) any offer to purchase, tender offer, exchange offer or any similar transaction or series of related transactions made by any person involving more than 10% of the outstanding shares of the capital stock of the Company.

          (b) "BUSINESS DAY" shall mean any day that is not (i) a Saturday or Sunday and (ii) a day on which banking institutions generally in the State of California are authorized or obligated by law, regulation or executive order to close.

          (c) "CODE" shall mean the United States Internal Revenue Code of 1986, as amended.

          (d) "COMPANY CONTRACT" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

          (e) "COMPANY'S KNOWLEDGE" and "KNOWLEDGE OF THE COMPANY" shall mean the actual knowledge of any officer or director of the Company, or knowledge any officer or director would have had after reasonable inquiry.

          (f) "CONTRACT" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

          (g) "EMPLOYEE BENEFIT PLAN" shall have the meaning specified in
Section 3(3) of ERISA.

          (h) "ERISA AFFILIATE" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c),
(m) or (o) of the Code and the regulations issued thereunder.

          (i) "GOVERNMENTAL AUTHORIZATION" shall mean any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

          (j) "GOVERNMENTAL BODY" means any (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

          (k) "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

          (l) The words "INCLUDE" and "INCLUDING," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (m) "LEGAL REQUIREMENTS" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

          (n) "MATERIAL ADVERSE EFFECT", as it applies to the Company, means an event, fact, condition or change that has resulted in or could reasonably be expected to result in material adverse effect on the business, operations, results, profits, condition (financial or otherwise), assets, liabilities, financial performance or prospects of the Company.

          (o) "PERSON" refers to any (i) individual, (ii) corporation, partnership, company, limited liability company, business, group or other entity, or (iii) Governmental Body;

          (p) "RELATED PARTY" shall mean each of the following: (i) the Shareholders; (ii) each individual who is, or who has at any time been, an officer or director of the Company; (iii) each individual who is, or who has at any time been, a member of the immediate family of any of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a voting, proprietary or equity interest.

          (q) "SEVERALLY" shall mean each Shareholder's pro rata portion (based on such Shareholder's percentage ownership of the Company) of a Tax liability pursuant to Section 8.2(c).

          (r) "SHAREHOLDERS' KNOWLEDGE" and "KNOWLEDGE OF THE SHAREHOLDERS" shall mean the actual knowledge of any Shareholder, or knowledge any Shareholder would have had after reasonable inquiry.

          (s) "TAX" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

          (t) "TAX RETURN" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

          (u) "UGM MEDICAL SYSTEMS" shall mean UGM Medical Systems, Inc., a Pennsylvania corporation.

          (v) "UGM MEDICAL SYSTEMS AGREEMENT" shall mean the Agreement and Plan of Merger, dated as of even date herewith, by and among ADAC, UGMMS Acquisition Corp., a Delaware corporation, UGM Medical Systems and the shareholders of UGM Medical Systems.

    8.13 TITLES. The titles and captions of the Articles and Sections of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

    8.14 ARTICLES, SECTIONS AND EXHIBITS. Except as otherwise indicated, all references in this Agreement to "Articles," "Sections," "Schedules" and "Exhibits" are intended to refer to Articles and Sections of this Agreement and Exhibits and Schedules to this Agreement.

    8.15 MUTUAL DRAFTING. This Agreement is the joint product of the parties hereto, and each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.

    8.16 FURTHER REPRESENTATIONS. Each party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is being independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by the other party as to such tax consequences. The Company also represents that it has communicated the above to the Shareholders.

    8.17  ARBITRATION

          (a) Any dispute, claim or controversy arising from or related in any way to this Agreement or the interpretation, application, breach, termination or validity thereof, including any claim of inducement of this Agreement by fraud or otherwise, will be submitted for resolution to arbitration pursuant to the commercial arbitration rules then pertaining of the Center for Public Resources ("CPR"), except where those rules conflict with these provisions, in which case these provisions control. The arbitration will be held in New York, New York.

          (b) The panel shall consist of three (3) arbitrators chosen from the CPR Panels of Distinguished Neutrals each of whom is a lawyer specializing in business litigation with at least 15 years experience with a law firm of over 25 lawyers or was a judge of a court of general jurisdiction.

          (c) The parties agree to cooperate (1) to obtain selection of the arbitrators within thirty (30) days of initiation after the arbitration, (2) to meet with the arbitrators within thirty (30) days after selection and (3) to agree at that meeting or before upon procedures for discovery and as to the conduct of the hearing which will result in the hearing being concluded within no more than six (6) months after selection of the arbitrators and in the award being rendered within sixty (60) days after the conclusion of the hearings, or of any post-hearing briefing, which briefing will be completed by both parties within twenty (20) days after the conclusion of the hearings. In the event no such agreement is reached, the CPR will select arbitrators, allowing appropriate strikes for reasons of conflict or other cause and three peremptory challenges for each side. The arbitrators shall set a date for the hearing, commit to the rendering of the award within sixty (60) days after the conclusion of the evidence at the hearing, or of any post-hearing briefing (which briefing will be completed by both sides in no more than twenty (20) days after the conclusion of the hearings), and provide for discovery according to these time limits, giving recognition to the understanding of the parties hereto that they contemplate reasonable discovery, including document demands and depositions, but that such discovery be limited so that the time limits specified herein may be met without undue difficulty. In no event will the arbitrators allow either side to obtain more than a total of forty (40) hours of deposition testimony from all witnesses, including both fact and expert witnesses. In the event multiple hearing days are required, they will be scheduled consecutively to the greatest extent possible.

          (d) The arbitrators shall render their judgment and award following the substantive law of the State of California. The arbitrators shall render an opinion setting forth findings of fact and conclusions of law with the reasons therefor stated. A transcript of the evidence adduced at the hearing shall be made and shall, upon request, be made available to either party.

          (e) To the extent possible, the arbitration hearings and award will be maintained in confidence.

          (f) Any court of competent jurisdiction may enter judgment upon any award. The parties consent to the jurisdiction of any such court for the enforcement of these provisions and the entry of judgment on any such award.

          (g) Each party has the right before or during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, a preliminary injunction, a temporary restraining order, replevin, ETC., to avoid irreparable harm, maintain the status quo or preserve the subject matter of the arbitration.

          (h) Each party hereto waives its right to trial of any issue by jury.

          (i) Each party hereto waives any claim to punitive, exemplary and consequential damages from the other outside of the procedure specified in this Section 8.17.

          (THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK.)

         IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger as of the date first above written.


                                           ADAC LABORATORIES,
                                           a California corporation

                                           By:
                                              --------------------------------
                                                Name:
                                                Title:

                                           UGML ACQUISITION CORP.,
                                           a Delaware corporation

                                           By:
                                              --------------------------------
                                                Name:
                                                Title:

                                           UGM LABORATORY, INC.,
                                           a Pennsylvania corporation

                                           By:
                                              --------------------------------
                                                Name:
                                                Title:



 [Signatures Continue]

(SIGNATURE PAGE FOR AGREEMENT AND PLAN OF MERGER)

[Signatures Continued]

                               -----------------------------------------------
                                         (Signature of Shareholder)

                               -----------------------------------------------
                                       (Printed Name of Shareholder)

                               -----------------------------------------------
                                  (Title, if signing on behalf of an entity)




                (SIGNATURE PAGE FOR AGREEMENT AND PLAN OF MERGER)

                                   SCHEDULE I

                                  SHAREHOLDERS

Richard Freifelder

Donya Geagan

Michael Geagan

Dr. Joel Karp

David Mankoff

Dr. Gerd Muehllehner

Nancy Muehllehner

Tessa Muehllehner

Ursula Muehllehner

                                    EXHIBIT A

                                 PLAN OF MERGER

Microfilm Number                                Filed with the Department of State on
                ----------------------------                                        ------------------------------

Entity Number
             -------------------------------    ------------------------------------------------------------------
                                                                 Secretary of Commonwealth


                ARTICLES OF MERGER-DOMESTIC BUSINESS CORPORATION
                             DSCB: 15-1926 (REV 90)

         In compliance with the requirements of 15 Pa.C.S. Section 1926 (relating to articles of merger or consolidation), the undersigned business corporations, desiring to effect a merger, hereby state that:

1. The name of the corporation surviving the merger is: UGM LABORATORY, INC.

2.       (Check and complete one of the following):

          The surviving corporation is a domestic business corporation and the --- (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

      (a) 3611 MARKET STREET    PHILADELPHIA   PA      19104  PHILADELPHIA
          ----------------------------------------------------------------
          Number and Street         City       State      Zip    County

      (b) c/o:
          ----------------------------------------------------------------
               Name of Commercial Registered Office Provider   County

          For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

          The surviving corporation is a qualified foreign business corporation --- incorporated under the laws of______ _____________and the (a)
          address of its current registered office in this Commonwealth or
          (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

      (a)
         -------------------------------------------------------------------
           Number and Street    City      State        Zip          County

      (b) c/o:
              --------------------------------------------------------------
               Name of Commercial Registered Office Provider        County

          For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

          The surviving corporation is a nonqualified foreign business --- corporation incorporated under the laws of

      ----------------------------------------------------------------------
           Number and Street     City     State     Zip            County

DSCB: 15-1926 (Rev 90)-2

3. The name and the address of the registered office in this Commonwealth or name of its commercial registered office provider and the county of venue of each other domestic business corporation and qualified foreign business corporation which is a party to the plan of merger are as follows:

         Name of Corporation Address of Registered Office or Name of Commercial Registered Office Provider County

         --------------------------------------------------------------------------------------------------------

         --------------------------------------------------------------------------------------------------------

         --------------------------------------------------------------------------------------------------------


4.       (Check, and if appropriate complete, one of the following):

          X The plan of merger shall be effective upon filing these Articles of Merger in the Department of State.

            The plan of merger shall be effective on ___________ at ____________
        ---                                          Date             Hour

5. The manner in which the plan of merger was adopted by each domestic corporation is as follows:

         Name of corporation                      Manner of adoption

         UGM LABORATORY, INC.        ADOPTED BY THE DIRECTORS AND SHAREHOLDERS PURSUANT TO 15 PA.C.S. SECTION 1924 (A)
         -------------------------------------------------------------------------------------------------------------

         -------------------------------------------------------------------------------------------------------------

         -------------------------------------------------------------------------------------------------------------


6. (Strike out this paragraph if no foreign corporation is a party to the merger). The plan was authorized, adopted or approved, as the case may be, by the foreign business corporation (or each of the foreign corporations) party to the plan in accordance with the laws of the jurisdiction in which it is incorporated.

7.       (Check, and if appropriate complete, one of the following):

            The plan of merger is set forth in full in Exhibit A attached hereto --- and made a part hereof.

         X Pursuant to 15 Pa.C.S. Section 1901 (relating to omission of certain --- provisions from filed plans) the provisions, if any, of the plan of merger that amend or constitute the operative Articles of Incorporation of the surviving corporation as in effect subsequent to the effective date of the plan are set forth in full in Exhibit
            A attached hereto and made a part hereof. The full text of the plan of merger is on file at the principal place of business of the surviving corporation, the address of which is:

              3611 MARKET STREET     PHILADELPHIA      PA           19104
              ----------------------------------------------------------------
              Number and Street      City              State          Zip

DSCB: 15-1926 (Rev 90)-3

         IN TESTIMONY WHEREOF, the undersigned corporation or each undersigned corporation has caused these Articles of Merger to be signed by a duly authorized officer thereof this ____________ day of ________________, 1999.


                                    UGM LABORATORY, INC.
                                    -------------------------------------------
                                               (Name of Corporation)

                                    BY:
                                       ---------------------------------------
                                                   (Signature)

                                    TITLE:  PRESIDENT
                                          ------------------------------------

                                    UGML ACQUISITION CORP.
                                    ------------------------------------------
                                              (Name of Corporation)

                                    BY:
                                       ---------------------------------------
                                                  (Signature)

                                    TITLE:  VICE-PRESIDENT
                                          ------------------------------------

                            CERTIFICATE OF MERGER OF

                             UGML ACQUISITION CORP.

                                  WITH AND INTO

                              UGM LABORATORY, INC.

                                 October 1, 1999

         UGM Laboratory, Inc. (the "Company"), organized and existing under the General Corporation Law of the Commonwealth of Pennsylvania, does hereby certify as follows:

         FIRST: The name and state of incorporation of each of the constituent corporations (the "Constituent Corporations") to the merger are:

         NAME                                                STATE
         ----                                                -----

         UGM Laboratory, Inc.............................Pennsylvania

         UGML Acquisition Corp...........................  Delaware

         SECOND: An Agreement and Plan of Merger, dated as of September 13, 1999 (the "Merger Agreement"), among ADAC Laboratories, a California corporation, UGML Acquisition Corp., a Delaware corporation ("Merger Sub"), the Company, and the shareholders of the Company listed on Schedule I thereto, providing for the merger of Merger Sub with and into the Company (the "Merger"), has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 252(c) of the General Corporation Law of the State of Delaware (the "DGCL").

         THIRD: The name of the surviving corporation is UGM Laboratory, Inc. (the "Surviving Corporation").

         FOURTH: The certificate of incorporation of the Surviving Corporation shall be the certificate of incorporation of the Company as in effect immediately prior to the Merger.

         FIFTH: The executed Merger Agreement is on file at the office of the Surviving Corporation located at 3611 Market Street, Philadelphia, PA 19104.

         SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

         SEVENTH: The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of any Constituent Corporation of the State of Delaware, as well as for enforcement of any obligation of the Surviving

Corporation arising from the Merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to section 262 of the DGCL, and irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings. The address to which a copy of such process shall be mailed by the Secretary of State of the State of Delaware is: 3611 Market Street, Philadelphia, PA 19104.






                (REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)

                  IN WITNESS WHEREOF, UGM has caused this Certificate of Merger to be duly executed in its corporate name as of the day and year first above written.

                                            UGM LABORATORY, INC.

                                            By:
                                               --------------------------------
                                               Name:
                                               Title:






                    (SIGNATURE PAGE TO CERTIFICATE OF MERGER)

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                                    EXHIBIT B

                                   ASSIGNMENT




                                      B-1

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                        INTELLECTUAL PROPERTY ASSIGNMENT

         THIS ASSIGNMENT ("Assignment") is made as of September _____, 1999 by and between ____________________________________ ("Assignor"), and UGM
Laboratory, Inc. ("UGM Labs").

                                    RECITALS

         WHEREAS, Assignor has agreed in that certain Consultant Agreement dated ____________, ____, ______ between Assignor and UGM Labs to assign to UGM Labs, all Assignor's right, title and interest to certain inventions and other intellectual property rights specified therein, including patent applications and registrations, and rights to apply therefor, and know-how; and

         WHEREAS, Assignor desires to assign to UGM Labs certain of such intellectual property rights which Assignor has assisted in the development of pursuant to such Consulting Agreement and wishes to transfer all proprietary rights thereto to UGM Labs, and UGM Labs wishes to obtain these proprietary rights;

         NOW THEREFORE, for the consideration referred to above, the parties agree as follows:

         1. DEFINITION OF INTELLECTUAL PROPERTY. "Intellectual Property" shall mean any and all technologies, procedures, processes, designs, inventions, discoveries, know-how, show-how and works of authorship, and documentation thereof, conceived, solely, or jointly with others in performance of or as a direct result of Assignor's activities under the Consultant Agreement or within _____ (___) years after the termination of Assignor's consulting relationship with UGM Labs if based on UGM Labs confidential information. "Intellectual Property" includes, without limitation, all (i) issued United States and foreign patents, utility models and the like, and applications therefor pending before any relevant authority worldwide, including any additions, continuations, continuations-in-part, divisionals, reisssues, renewals or extensions based thereon; (ii) copyrights and other rights in works of authorship; (iii) mask works rights, (iv) trade secrets; and (v) any other intellectual property rights in existence at the date of this Assignment.

         2. ASSIGNMENT. Assignor hereby irrevocably assigns and transfers to UGM Labs any and all right, title and interest in and to the Intellectual Property, and UGM Labs hereby accept such assignment.

         3. WARRANTIES OF TITLE. Assignor warrants to Assignees that (i) Assignor has not granted any licenses or other rights to the Intellectual Property to any third party; (ii) Assignor has not granted any liens, encumbrances, security interests and restrictions on transfer relating to the Intellectual Property; (iii) to the best of Assignors knowledge the Intellectual Property does not


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infringe any patent, copyright, trademark, trade secret or other proprietary right of any third party; and (iv) Assignor is aware of no legal actions, investigations, claims or proceedings pending or threatened relating to the Intellectual Property.

         4. FURTHER ASSURANCES. On and after the date of this Assignment, Assignor will, without charge and promptly upon request by UGM Labs, as may be requested by UGM Labs in order to effect and perfect the assignments and transfers contained herein or to enable UGM Labs to obtain the full benefits of this Assignment and the transactions contemplated hereby, (i) deliver to UGM Labs records, data or other documents relating to the Intellectual Property that are in Assignor's possession, (ii) execute and deliver assignments, licenses, consents, documents or further instruments of transfer, and (iii) take other actions, render other assistance and execute other documents.

         5. CONFIDENTIALITY. All information relating to the Intellectual Property is confidential information owned by UGM Labs ("Confidential Information"). Assignor may not use the Confidential Information except for the benefit of UGM Labs. Assignor will protect the Confidential Information from disclosure with at least the same degree of care as that which he accords to his own proprietary information, but in no event with less than reasonable care. Assignor may not disclose the Confidential Information to third parties. The foregoing restrictions will not apply to (i) information that is in the public domain prior to the date hereof or becomes public hereafter through no fault of Assignor; (ii) information provided to Assignor by a third party who is not in violation of a duty of confidentiality with respect to that information; or (iii) information approved for release by Company. Any breach of these restrictions will cause irreparable harm to UGM Labs and will entitle UGM Labs to injunctive relief in addition to all applicable legal remedies.

         6. COUNTERPARTS. This Assignment may be executed in separate counterparts. Each party hereto agrees that he will be bound by his own facsimile signature and that he accepts the facsimile signature of the other parties to this Assignment.

         7. MISCELLANEOUS. This Assignment will inure to the benefit of and bind UGM Labs and Assignor and their successors, assigns, heirs and legal representatives. This Assignment will be governed by the laws of the State of California without giving effect to that jurisdiction's choice of law principles. The parties agree that (i) the courts of the State of California and United States federal courts sitting in the State of California will have exclusive jurisdiction over any disputes arising under this Assignment and
(ii) they will submit to the jurisdiction of such courts.

         ASSIGNOR                                    UGM LABORATORY, INC.

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       [PRINTED NAME OF ASSIGNOR]


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